Filed Pursuant to Rule 424(b)(3)
Registration No. 333-233483

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 27, 2020

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 6, 2019)

TRUIST FINANCIAL CORPORATION

            Depositary Shares, Each Representing a 1/25th Interest

in a Share of                     % Series P Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock

Truist Financial Corporation (formerly known as BB&T Corporation) is offering                depositary shares, each representing a 1/25th ownership interest in a share of                     % Series P Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, $5.00 par value per share, with a liquidation preference of $25,000 per share (equivalent to $1,000 per depositary share) (the “Preferred Stock”). As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise such rights through Computershare Trust Company, N.A. and Computershare Inc., jointly as the depositary for the shares of Preferred Stock.

Dividends on the Preferred Stock, when, as and if declared by our board of directors or a duly authorized committee of the board, will accrue and be payable on the liquidation preference amount, on a non-cumulative basis, semi-annually in arrears on the 1st day of June and December of each year, commencing on December 1, 2020. Dividends will accrue (i) from the date of original issue to, but excluding, December 1, 2025 at a fixed rate per annum of     %, and (ii) from, and including, December 1, 2025, during each reset period, as described herein, at a rate per annum equal to the five-year U.S. treasury rate as of the most recent reset dividend determination date, as described herein, plus     %. Payment of dividends on the Preferred Stock is subject to certain legal, regulatory and other restrictions as described elsewhere in this prospectus supplement. If our board of directors or a duly authorized committee of the board has not declared a dividend on the Preferred Stock before the dividend payment date for any dividend period, such dividend shall not be cumulative and shall not accrue or be payable for such dividend period, and we will have no obligation to pay dividends for such dividend period, whether or not dividends on the Preferred Stock, parity stock, junior stock or other preferred stock are declared for any future dividend period.

The Preferred Stock may be redeemed at our option in whole, or in part, during the three-month period prior to, and including, each reset date, at a redemption price equal to $25,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends to, but excluding, the date of redemption, without accumulation of any undeclared dividends. The Preferred Stock may also be redeemed at our option in whole, but not in part, at any time within 90 days following the occurrence of a “regulatory capital treatment event,” as described herein, at a redemption price equal to $25,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends to, but excluding, the date of redemption, without accumulation of any undeclared dividends. If we redeem the shares of the Preferred Stock, the depositary will redeem a proportionate number of depositary shares. The Preferred Stock will not have any voting rights, except as set forth under “Description of Preferred Stock — Voting Rights” on page S-40.

Neither the Preferred Stock nor the depositary shares will be listed or displayed on any securities exchange or interdealer quotation system.

The depositary shares are equity securities and will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, or FDIC, or any other government agency.

Investing in the depositary shares involves risks. Potential purchasers of the depositary shares should consider the information set forth in the “Risk Factors” section beginning on page S-9 of this prospectus supplement, page 19 of our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated herein by reference, and page 71 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 discussing certain risks arising from the COVID-19 pandemic, which is incorporated herein by reference.

None of the Securities and Exchange Commission, any state securities commission, FDIC, or any other regulatory body has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discount	Proceeds to Us (Before Expenses)(1)
Per depositary share	$	$	$
Total	$	$	$

(1)

The public offering price does not include accumulated dividends, if any, that may be declared. Dividends, if declared, will accumulate from the date of original issuance, which is expected to be             , 2020.

The underwriters are offering the depositary shares as set forth under “Underwriting (Conflicts of Interest).” Delivery of the depositary shares in book-entry form through The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, S.A. (“Clearstream”), is expected to be made on or about                 , 2020.

Because our affiliate, SunTrust Robinson Humphrey, Inc., may be participating in sales of the depositary shares, the offering is being conducted in compliance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121, as administered by FINRA. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

Joint Book-Running Managers

Morgan Stanley	RBC Capital Markets	SunTrust Robinson Humphrey

Prospectus Supplement dated May     , 2020

Prospectus Supplement

Prospectus

Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. Neither we nor the underwriters take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Truist,” “we,” “us,” “our” or similar references mean Truist Financial Corporation.

i

SUMMARY

The following information should be read together with the information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus. It may not contain all the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand fully the terms of the depositary shares, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the depositary shares. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether an investment in the depositary shares is appropriate for you.

About Truist Financial Corporation

We are a financial holding company organized under the laws of North Carolina and headquartered in Charlotte, North Carolina. Effective December 6, 2019, Truist Financial Corporation (previously, “BB&T Corporation”) completed its previously announced merger of equals (the “Merger”) with SunTrust Banks, Inc. (“SunTrust”), pursuant to which SunTrust merged with and into BB&T Corporation, with BB&T Corporation surviving the Merger as the surviving corporation. Also in connection with the Merger, we changed our name from “BB&T Corporation” to “Truist Financial Corporation” and changed our ticker symbol to “TFC.” Concurrently with the Merger, SunTrust Bank, a subsidiary that was wholly owned by SunTrust, merged with and into Branch Banking and Trust Company, a subsidiary wholly owned by BB&T Corporation (“Branch Bank”), with Branch Bank continuing as the surviving bank (the “Bank Merger”). In connection with the Bank Merger, Branch Bank changed its name to “Truist Bank.”

We conduct our business operations primarily through our commercial bank subsidiary, Truist Bank, which has offices in North Carolina, Virginia, Florida, Georgia, South Carolina, Maryland, Kentucky, West Virginia, Texas, Alabama, Tennessee, Washington D.C., Pennsylvania, New Jersey, Indiana, Ohio, Arkansas and Mississippi. In addition, our operations consist of several nonbank subsidiaries that offer various financial services products. We provide a wide range of banking services to individuals, businesses and municipalities. We offer a variety of loans and lease financing to individuals and entities primarily within our geographic footprint, including insurance premium financing, permanent commercial real estate financing arrangements, loan servicing for third-party investors, direct consumer finance loans to individuals, credit card lending, automobile financing and equipment financing. We also market a wide range of other services, including deposits, life insurance, property and casualty insurance, health insurance and commercial general liability insurance on an agency basis and through a wholesale insurance brokerage operation, merchant services, trust and retirement services, comprehensive wealth advisory services, asset management and capital markets services.

Our principal assets are all of the issued and outstanding shares of common stock of Truist Bank and investments in our other subsidiaries. As of March 31, 2020, we had consolidated total assets of $506.2 billion, consolidated loans and leases held for investment of $319.2 billion, consolidated deposits of $350.2 billion and consolidated shareholders’ equity of $66.1 billion.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “TFC.” Our executive offices are located at 214 North Tryon Street, Charlotte, North Carolina 28202, and our telephone number is (336) 733-2000.

We refer you to the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as described in the section “Where You Can Find More Information” in the accompanying prospectus, for more information about us and our businesses.

Recent Development

On May 19, 2020, we priced an underwritten public offering of 20,000,000 depositary shares, each representing a 1/1,000th ownership interest in a share of our Series O Non-Cumulative Perpetual Preferred Stock, $5.00 par value per share, with a liquidation preference of $25,000 per share (equivalent to $1,000 per depositary share), at a public offering price of $25 per depositary share (the “Series O Preferred Offering”), with the closing expected to occur on May 27, 2020, subject to customary closing conditions. On May 22, 2020, the underwriters fully exercised their option to purchase an additional 3,000,000 depositary shares, with the closing expected to occur also on May 27, 2020, subject to customary closing conditions. We estimate that the net proceeds from the Series O Preferred Offering, including the sale of the additional 3,000,000 depositary shares, after deducting the underwriters’ discount but before our estimated offering expenses, will be approximately $558.1 million. The Series O Preferred Offering was conducted as a separate public offering by means of a separate prospectus supplement. This offering of depositary shares and the Series O Preferred Offering are not contingent upon each other.

The Offering

Issuer	Truist Financial Corporation (formerly known as BB&T Corporation)

Securities offered	depositary shares, each representing a 1/25th ownership interest in a share of Preferred Stock. Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

We may, from time to time, elect to issue additional depositary shares representing additional shares of the Preferred Stock and all such additional shares would be deemed to form a single series with the Preferred Stock.

Ranking	Shares of the Preferred Stock will rank senior to our common stock, equally with our Series D Non-Cumulative Perpetual Preferred Stock (the “Series D Preferred Stock”), Series E Non-Cumulative Perpetual Preferred Stock (the “Series E Preferred Stock”), Series F Non-Cumulative Perpetual Preferred Stock (the “Series F Preferred Stock”), Series G Non-Cumulative Perpetual Preferred Stock (the “Series G Preferred Stock”), Series H Non-Cumulative Perpetual Preferred Stock (the “Series H Preferred Stock”), Perpetual Preferred Stock, Series I (the “Series I Preferred Stock”), Perpetual Preferred Stock, Series J (the “Series J Preferred Stock”), Perpetual Preferred Stock, Series K (the “Series K Preferred Stock”), Perpetual Preferred Stock, Series L (the “Series L Preferred Stock”), Perpetual Preferred Stock, Series M (the “Series M Preferred Stock”), Series N Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock (the “Series N Preferred Stock”) and Series O Non-Cumulative Perpetual Preferred Stock (the “Series O Preferred Stock” and, together with the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock, the Series K Preferred Stock, the Series L Preferred Stock, the Series M Preferred Stock and the Series N Preferred Stock, the “Existing Preferred Stock”) and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up. See “Description of Capital Stock — Preferred Stock” for a discussion of the Existing Preferred Stock. We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (i.e., after taking account of all indebtedness and other non-equity claims).

Dividend payment dates	Semi-annually in arrears on the 1st day of June and December of each year, commencing on December 1, 2020.

If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day and no additional dividends will accrue in respect of any payment made on the next succeeding business day.

Dividends	Dividends will be payable on the Preferred Stock, when, as and if declared by our board of directors or a duly authorized committee of the board.

Dividends will accrue on the liquidation preference amount of $25,000 per share of the Preferred Stock (equivalent to $1,000 per depositary share) (i) from the date of original issue to, but excluding, December 1, 2025 (the “First Reset Date”) at a fixed rate per annum of %, and (ii) from, and including, the First Reset Date, during each reset period, at a rate per annum equal to the five-year U.S. treasury rate as of the most recent reset dividend determination date plus %.

A reset date means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days. A reset period means the period from and including the First Reset Date to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date. A reset dividend determination date means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

Any dividends paid will be distributed to holders of depositary shares in the manner described under “Description of Depositary Shares — Dividends and Other Distributions” below.

Dividends will be payable to holders of record of Preferred Stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before the applicable dividend payment date, or such other record date, not exceeding 30 days before the applicable dividend payment date, as shall be fixed by the board of directors or any duly authorized committee of the board. The corresponding record dates for the depositary shares will be the same as the record dates for the Preferred Stock.

If our board of directors or a duly authorized committee of the board has not declared a dividend on the Preferred Stock before the dividend payment date for any dividend period, such dividend shall not be cumulative and shall not accrue or be payable for such dividend period, and we will have no obligation to pay dividends for such dividend period, whether or not dividends on the Preferred Stock, parity stock, junior stock or other preferred stock are declared for any future dividend period.

A dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date or date of earlier redemption, if any, except that the initial dividend period will commence on, and include, the original issue date of the Preferred Stock and will end on, and exclude, the December 1, 2020 dividend payment date.

So long as any share of Preferred Stock remains outstanding, (1) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than a dividend payable solely in junior stock), (2) no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and (3) no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such parity stock, except by conversion into or exchange for junior stock, during a dividend period, unless, in the case of each of clauses (1), (2) and (3) above, the full dividends for the then-current dividend period on all outstanding shares of Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

When dividends are not paid in full upon the shares of Preferred Stock and any parity stock, all dividends declared upon shares of Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise), as may be determined by our board of directors, or a duly authorized committee of the board, may be declared and paid on our common stock and any other securities ranking junior to the Preferred Stock from time to time out of any assets legally available for such payment, and the holders of the Preferred Stock or parity stock shall not be entitled to participate in any such dividend.

Dividends on the Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

See “Description of Preferred Stock — Dividends” below for further information on how dividends are calculated and paid.

Redemption	We may, at our option, redeem shares of Preferred Stock (i) in whole, or in part, during the three-month period prior to, and including, each reset date, or (ii) in whole, but not in part, at any time within 90 days following a regulatory capital treatment event, as described below under “Description of Preferred Stock — Redemption,” in each case, at a redemption price equal to $25,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends to, but excluding the date of redemption, without accumulation of any undeclared dividends. If we redeem shares of the Preferred Stock, the depositary will redeem a proportionate number of depositary shares.

Neither the holders of Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock.

Under the risk-based capital rules of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) applicable to bank holding companies, any redemption of the Preferred Stock is, under current rules, subject to prior approval of the Federal Reserve.

Liquidation rights	Upon any voluntary or involuntary liquidation, dissolution or winding up of Truist Financial Corporation, holders of shares of Preferred Stock are entitled to receive out of assets of Truist Financial Corporation available for distribution to shareholders, before any distribution of assets is made to holders of our common stock or of any other shares of our stock ranking junior as to such a distribution to the Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $25,000 per share (equivalent to $1,000 per depositary share) plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made (i) only to the extent of Truist Financial Corporation’s assets that are available after satisfaction of all liabilities to creditors, (ii) subject to the rights of holders of any securities ranking senior to the Preferred Stock and (iii) pro rata as to the Preferred Stock and any other shares of our stock ranking equally to the Preferred Stock. Holders of the Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution. In addition, holders of the Preferred Stock or the depositary shares may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding.

Voting rights

None, except with respect to authorizing or increasing the authorized amount of senior stock, certain changes in the terms of the Preferred Stock, and upon our non-payment of the equivalent of six quarterly dividends (whether consecutive or not), the right, together with holders of any other series of our preferred stock ranking equally with the Preferred Stock with similar voting rights, to elect two additional directors to our board of directors. See “Description of Preferred Stock — Voting Rights” below. Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of Depositary Shares — Voting the Preferred Stock” below.

Maturity	The Preferred Stock does not have a maturity date, and we are not required to redeem any shares of the Preferred Stock. Accordingly, shares of Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem them.

Preemptive and conversion rights	None.

Listing	Neither the Preferred Stock nor the depositary shares will be listed or displayed on any securities exchange or interdealer market quotation system.

Tax consequences	For a discussion of the tax consequences relating to the Preferred Stock, see “Certain U.S. Federal Income Tax Considerations” below.

Use of proceeds	We intend to use the net proceeds from the sale of the depositary shares representing interests in the Preferred Stock for general corporate purposes, which may include the redemption of depositary shares or purchase securities representing interests in our preferred stock, acquisition of other companies, repurchasing outstanding shares of our common stock, repayment of maturing obligations and refinancing of outstanding indebtedness and extending credit to, or funding investments in, our subsidiaries. The precise amounts and timing of our use of the net proceeds will depend upon our and our subsidiaries’ funding requirements and the availability of other funds. Pending our use of the net proceeds from the sale of the depositary shares representing interests in the Preferred Stock as described above, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments. See “Use of Proceeds” below.

Registrar and Depositary	Computershare Trust Company, N.A. and Computershare Inc.

Calculation Agent	We will appoint a calculation agent for the Preferred Stock prior to the reset dividend determination date preceding the First Reset Date. We may appoint ourselves or an affiliate of ours as calculation agent.

Conflicts of interest

Our affiliate, SunTrust Robinson Humphrey, Inc., is a member of FINRA and is participating in the distribution of the depositary shares and therefore may be deemed to have a “conflict of interest” with us pursuant to FINRA Rule 5121. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121, regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with FINRA Rule 5121, no FINRA member firm that has a conflict of interest under FINRA Rule 5121 may make sales in this offering to any discretionary account without the prior approval of the customer. Our affiliates, including SunTrust Robinson Humphrey, Inc., may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the depositary shares in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

RISK FACTORS

An investment in the depositary shares involves certain risks. You should carefully consider the risks described below and the risk factors and other information concerning our business included in our Annual Report on Form 10-K for the year ended December 31, 2019, as such may be amended or updated in other reports filed by us with the SEC, including by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 with a discussion of certain risks arising from the COVID-19 pandemic, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the depositary shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus.

You are making an investment decision with regard to the depositary shares as well as the Preferred Stock.

As described in this prospectus supplement, we are issuing fractional interests in shares of Preferred Stock in the form of depositary shares. Accordingly, the depositary will rely on the payments it receives on the Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in the accompanying prospectus and in this prospectus supplement regarding both of these securities.

Our ability to pay dividends on the Preferred Stock, and therefore your ability to receive distributions on the depositary shares, may be limited by regulatory considerations and the results of operations of our subsidiaries.

We are incorporated in North Carolina and our ability to make dividend payments is subject to the laws of North Carolina. We are also a regulated bank holding company, and we conduct substantially all of our operations through our banking and other subsidiaries. Our ability to make dividend payments on the Preferred Stock is subject to various regulatory limitations, including limitations on our ability to receive dividends and other distributions from our subsidiaries.

Under North Carolina law, no dividend may be made if, after giving it effect, a corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the dividend payment, to satisfy the preferential rights of shareholders whose preferential rights are superior to those receiving the dividends.

Our ability to make dividend payments may also be restricted by federal regulations applicable to us as a bank holding company and to our banking subsidiaries. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as amended by the Economic Growth, Regulatory Relief and Consumer Protection Act, requires federal banking agencies to establish more stringent risk-based capital guidelines and leverage limits applicable to banks and bank holding companies, and especially those institutions with consolidated assets equal to or greater than $100 billion. The federal banking agencies have approved final rules implementing the Basel Committee on Banking Supervision’s regulatory capital guidelines in the United States, including the reforms known as Basel III. The Federal Reserve’s final rule sets forth the criteria for qualifying additional Tier 1 capital instruments consistent with Basel III, including the requirement that any dividends on such instruments be paid out of the banking organization’s net income, retained earnings and surplus, if any, related to additional Tier 1 capital instruments, and introduced a capital conservation buffer requirement. The failure to maintain the capital conservation buffer may result in limitations or restrictions on the ability of Truist Financial Corporation and our banking subsidiaries to make capital distributions, such as the payment of dividends.

In addition, under its Comprehensive Capital Analysis and Review (“CCAR”), the Federal Reserve requires large bank holding companies, including us, to submit periodic capital plans and to obtain non-objection or regulatory approval before making capital distributions, such as the payment of dividends. In March 2020, the Federal Reserve adopted a final rule that integrates its annual capital planning and stress testing requirements with existing regulatory capital requirements. The final rule replaces the static common equity Tier 1 capital conservation buffer in the Basel III standardized approach with a dynamic institution-specific stress capital buffer. For risk-based capital requirements, the existing capital conservation buffer was 2.5% as of January 1, 2019. Under the final rule, beginning in the 2020 CCAR cycle, the Federal Reserve will calculate a stress capital buffer equal to the greater of (i) the difference between our starting and minimum projected common equity Tier 1 capital ratios under the severely adverse scenario in the supervisory stress test, plus the sum of the dollar amount of our planned common stock dividends for each of the fourth through seventh quarters of the planning horizon as a percentage of risk-weighted assets, or (ii) 2.5%. The Federal Reserve is expected to communicate our stress capital buffer requirement to us by June 30 of each year to take effect on October 1 of each year. Similar to the current capital conservation buffer, a breach of the stress capital buffer will result in graduated limitations on capital distributions. The final rule also makes related changes to the capital planning and stress testing process, such that, in general, if we are otherwise in compliance with automatic restrictions on distributions under the Federal Reserve’s capital rules, we will no longer be required to seek prior approval to make capital distributions in excess of those included in our capital plan. The amount of dividends available to us from our banking subsidiaries after meeting the regulatory capital requirements for well-capitalized banks was approximately $8.5 billion at March 31, 2020.

The above or any future rules, regulations or capital distribution constraints could adversely affect the ability of our banking subsidiaries to pay dividends to us, our ability to pay dividends on the Preferred Stock and your ability to receive distributions on the depositary shares. For more information regarding compliance risk, see “Risk Factors — Compliance Risk” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019.

In addition to the foregoing limitations, payments to us by our subsidiaries also will be contingent upon those subsidiaries’ earnings and business considerations. Furthermore, our right to receive any assets of any of our subsidiaries upon their liquidation, reorganization or otherwise, and thus your ability as a holder of depositary shares to benefit indirectly from such distributions, will be subject to the prior claims of the subsidiaries’ creditors. At March 31, 2020, our subsidiaries’ liabilities that would effectively rank senior to the Preferred Stock totaled approximately $420.2 billion. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of those subsidiaries and any indebtedness of those subsidiaries senior to that held by us.

The Preferred Stock is equity and is subordinate to our existing and future indebtedness.

The shares of Preferred Stock are our equity interests and do not constitute indebtedness. As such, the shares of Preferred Stock, and the related depositary shares, will rank junior to all indebtedness and other non-equity claims on us with respect to assets available to satisfy claims on us, including in our liquidation. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient funds to pay amounts due on any or all of the Preferred Stock then outstanding. Holders of the Preferred Stock and depositary shares may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding. In addition, our existing and future indebtedness may restrict payment of dividends on the Preferred Stock. As of March 31, 2020, our liabilities, on a consolidated basis, totaled approximately $440.2 billion. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock such as the Preferred Stock, (1) dividends are payable only if declared by our board of directors or a duly authorized committee of the board and (2) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available assets. Further, the Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “Holders of Preferred Stock and the related depositary shares will have limited voting rights.” Also, as a bank holding company, our ability to declare and pay dividends is dependent on certain federal regulatory considerations. See the immediately preceding risk factor.

We are not required to declare dividends on the Preferred Stock, and dividends on the Preferred Stock are non-cumulative. If we do not declare dividends on the Preferred Stock, holders of depositary shares will not be entitled to receive related distributions on their depositary shares.

Dividends on shares of the Preferred Stock will not be mandatory. Holders of the Preferred Stock, including the depositary, will only be entitled to receive dividends for any given dividend period if, when and as declared by our board of directors or a duly authorized committee of our board of directors out of legally available assets. Consequently, if our board of directors or a duly authorized committee of the board of directors does not authorize and declare a dividend for any dividend period, the depositary would not be entitled to receive any such dividend and no related distribution will be made on the depositary shares, and such unpaid dividend will not accrue or be payable for such dividend period. Dividends on the Preferred Stock are non-cumulative. We will have no obligation to pay dividends for a dividend period after the dividend payment date for such period, and holders of depositary shares will not be entitled to receive any distribution with respect to such dividends, if our board of directors or a duly authorized committee of the board of directors has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Preferred Stock, parity stock, junior stock or other preferred stock. If we do not declare and pay dividends on the Preferred Stock, you will not receive corresponding distributions on your depositary shares and the market price of your depositary shares may decline.

Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Preferred Stock is a perpetual equity security. The Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of investors. By its terms, the Preferred Stock may be redeemed at our option in whole, or in part, during the three-month period prior to, and including, each reset date. The Preferred Stock may also be redeemed at our option in whole, but not in part, at any time within 90 days upon the occurrence of certain changes relating to the regulatory capital treatment of the Preferred Stock, as described below under “Description of Preferred Stock — Redemption.” Any decision we may make at any time to propose a redemption of the Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity and general market conditions at that time.

Our right to redeem the Preferred Stock is subject to an important limitation. Under the Federal Reserve’s risk-based capital rules applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval of the Federal Reserve. There also can be no assurance that, if we requested authorization to redeem the Preferred Stock without issuing securities that qualify as common equity Tier 1 capital or additional Tier 1 capital instruments, the Federal Reserve would authorize the redemption. In such case, under current rules, we must demonstrate that we will continue to hold capital commensurate with our risk to the satisfaction of the Federal Reserve. We currently understand that the factors the Federal Reserve will consider in evaluating a requested redemption, or a request that we be permitted to redeem the Preferred Stock without replacing it with common equity Tier 1 capital or additional Tier 1 capital instruments, may include an evaluation of the overall level and quality of our then applicable capital components, considered in light of our then applicable risk exposures, earnings and growth strategy, and other supervisory considerations, although the Federal Reserve may change these factors at any time.

The factors may also include, among other things, the capital plans and stress tests submitted to the Federal Reserve by us, our ability to meet and exceed minimum regulatory capital ratios under stressed scenarios, our expected sources and uses of capital over the planning horizon (generally a period of two years) under baseline and stressed scenarios, and any potential impact of changes to our business plan and activities on our capital adequacy and liquidity, although the Federal Reserve may change these factors at any time.

Shares of the Preferred Stock may be redeemed at our option at any time within 90 days following the occurrence of a regulatory capital treatment event.

Subject to the approval of the Federal Reserve, at our option, we may redeem shares of the Preferred Stock in whole, but not in part, at any time within 90 days following the occurrence of a regulatory capital treatment event, such as a change or proposed change in law or regulation on or after the date hereof with respect to whether the Preferred Stock would qualify as an additional Tier 1 capital instrument. Although the terms of the Preferred Stock have been established to satisfy the criteria for additional Tier 1 capital instruments consistent with Basel III as set forth in the final rules issued by the U.S. federal banking regulators, it is possible that the Preferred Stock may not satisfy the criteria set forth as a result of official administrative or judicial decisions, actions or pronouncements interpreting those rules and announced after the issuance of the Preferred Stock, or as a result of future changes in law or regulations. Therefore, a regulatory capital treatment event could occur at any time whereby we would have the right, subject to prior Federal Reserve approval, to redeem the Preferred Stock in accordance with its terms.

If we are deferring payments on our outstanding junior subordinated debt securities or are in default under the indentures governing those securities, we will be prohibited from making distributions on or redeeming the Preferred Stock.

The terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on the Preferred Stock, or redeeming, purchasing, acquiring or making a liquidation payment with respect to any of our capital stock, including the Preferred Stock, if we are aware of any event that would be an event of default under the indenture governing those junior subordinated debt securities or at any time when we have deferred interest thereunder.

A downgrade, suspension or withdrawal of any rating assigned by a rating agency to us or our securities, including the depositary shares and the Preferred Stock, could cause the liquidity or trading price of the depositary shares to decline significantly.

Real or anticipated changes in the credit ratings assigned to the depositary shares, the Preferred Stock or our credit ratings generally could affect the trading price of the depositary shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Preferred Stock and depositary shares, based on their overall view of our industry.

On December 9, 2019, Moody’s Investors Service, Inc. downgraded its rating of our preferred stock. A further downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the depositary shares, the Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.

The depositary shares may not have an active trading market.

The Preferred Stock and the related depositary shares are new issues with no established trading market. Neither the Preferred Stock nor the depositary shares will be listed or displayed on any securities exchange or interdealer quotation system. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. Further, because shares of Preferred Stock do not have a stated maturity date, investors seeking liquidity in the depositary shares will be limited to selling their depositary shares in the secondary market. We do not expect that there will be any separate public trading market for the shares of the Preferred Stock except as represented by the depositary shares.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares representing interests in the Preferred Stock.

There can be no assurance about the market prices for the depositary shares representing interests in the Preferred Stock. Several factors, many of which are beyond our control, will influence the market value of the depositary shares. Factors that might influence the market value of the depositary shares include:

•	whether we skip or are likely to skip dividends on the Preferred Stock from time to time;

•	our creditworthiness, regulatory capital levels, operating performance, financial condition and prospects;

•	the ratings of our securities provided by credit ratings agencies, including ratings on the Preferred Stock and related depositary shares;

•	our issuance of additional preferred equity;

•	interest rates, generally, and expectations regarding changes in rates;

•	developments in the credit, mortgage and housing markets, the markets for securities relating to mortgages or housing, and developments with respect to financial institutions generally;

•	the market for similar bank holding company securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

Accordingly, the depositary shares that an investor purchases, whether in the offering or in the secondary market, may trade at a discount to their cost, and their value will fluctuate.

Holders of Preferred Stock and the related depositary shares will have limited voting rights.

Holders of the Preferred Stock, and therefore holders of the depositary shares, have no voting rights with respect to matters that generally require the approval of voting shareholders. However, holders of the shares of the Preferred Stock will have the right to vote as a class on certain fundamental matters that may affect the preference or special rights of the Preferred Stock, as described under “Description of Preferred Stock — Voting Rights” below. In addition, if dividends on any shares of the Preferred Stock or any other class or series of preferred stock that ranks on parity with the Preferred Stock as to payment of dividends with similar voting rights have not been declared or paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods, holders of the outstanding shares of Preferred Stock, together with holders of any other series of our preferred stock ranking equal with the Preferred Stock with similar voting rights, will be entitled to vote for the election of two additional directors to our board of directors, subject to the terms and to the limited extent described under “Description of Preferred Stock — Voting Rights” below. Holders of depositary shares must act through the depositary to exercise any voting rights in respect of the Preferred Stock.

Holders of depositary shares may not be entitled to the dividends-received deduction or preferential tax rates applicable to qualified dividend income.

Distributions paid to corporate U.S. holders of the depositary shares may be eligible for the dividends-received deduction and distributions paid to non-corporate U.S. holders of the depositary shares may be subject to tax at the preferential tax rates applicable to “qualified dividend income” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Preferred Stock (and related depositary shares) to qualify as dividends for U.S. federal income tax purposes. If any distributions on the Preferred Stock (and related depositary shares) with respect to any fiscal year are not eligible for the dividends-received deduction or for the preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, the market value of the depositary shares may decline.

There may be future sales of the Preferred Stock or the related depositary shares, which may adversely affect the market price of the depositary shares.

Except as described under the heading “Underwriting (Conflicts of Interest)” below, we are not restricted from issuing additional Preferred Stock or related depositary shares or securities similar to the Preferred Stock or the depositary shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Preferred Stock or depositary shares. Holders of the Preferred Stock or the depositary shares have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the depositary shares could decline as a result of sales of shares of Preferred Stock or depositary shares made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the depositary shares bear the risk of our future offerings reducing the market price of the depositary shares and diluting their holdings in the depositary shares.

The calculation agent will have the authority to make determinations that could affect the market value of your depositary shares

Unless we have validly called all shares of the Preferred Stock for redemption on the First Reset Date, we will appoint a calculation agent for the Preferred Stock prior to the reset dividend determination date preceding the First Reset Date. We may appoint ourselves or an affiliate of ours as calculation agent.

The calculation agent will make determinations with respect to the Preferred Stock and related depositary shares as specified in this prospectus supplement and in the accompanying prospectus and may have discretion in calculating the amounts payable in respect of the Preferred Stock and depositary shares. The exercise of this discretion by the calculation agent could adversely affect the value of your depositary shares and may present itself with a conflict of interest. We may change the calculation agent at any time without notice.

The dividend rate will reset on the First Reset Date and each subsequent reset date and any dividends declared may be less than the initial fixed annual rate of     % in effect until the First Reset Date.

The annual dividend rate on the Preferred Stock for each reset period will equal the five-year U.S. treasury rate as of the most recent reset dividend determination date plus     % per annum. Therefore, any dividends declared after the First Reset Date could be more or less than the fixed rate for the initial five-year period. We have no control over the factors that may affect five-year U.S. treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact five-year U.S. treasury rates.

The historical five-year U.S. treasury rates are not an indication of future five-year U.S. treasury rates.

In the past, five-year U.S. treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of five-year U.S. treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in five-year U.S. treasury rates is not an indication that five-year U.S. treasury rates are more or less likely to increase or decrease at any time after the First Reset Date, and you should not take the historical five-year U.S. treasury rates as an indication of future rates.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of Truist. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify these forward-looking statements. Forward-looking statements are not based on historical facts but instead represent management’s expectations and assumptions regarding Truist’s business, the economy and other future conditions. Such statements involve inherent uncertainties, risks and changes in circumstances that are difficult to predict. As such, Truist’s actual results may differ materially from those contemplated by forward-looking statements. While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to, the following:

•

the COVID-19 pandemic has disrupted the global economy, and continuation of current conditions could adversely affect Truist’s capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase Truist’s allowance for credit losses, impair the collateral values, cause an outflow of deposits, result in lost revenue or additional expenses, result in goodwill impairment charges, cause the impairment of other financial and nonfinancial assets, and increase Truist’s cost of capital;

•	risks and uncertainties relating to the Merger, including the ability to successfully integrate the companies or to realize the anticipated benefits of the Merger;

•	expenses relating to the Merger and integration of heritage BB&T Corporation and heritage SunTrust;

•	deposit attrition, client loss or revenue loss following completed mergers or acquisitions may be greater than anticipated;

•

changes in the interest rate environment, including the replacement of LIBOR as an interest rate benchmark, which could adversely affect Truist’s revenue and expenses, the value of assets and obligations, and the availability and cost of capital, cash flows, and liquidity;

•	volatility in mortgage production and servicing revenues, and changes in carrying values of Truist’s servicing assets and mortgages held for sale due to changes in interest rates;

•	management’s ability to effectively manage credit risk;

•	inability to access short-term funding or liquidity;

•	loss of client deposits, which could increase Truist’s funding costs;

•	changes in Truist’s credit ratings, which could increase the cost of funding or limit access to capital markets;

•	additional capital and liquidity requirements that will result from the Merger;

•

regulatory matters, litigation or other legal actions, which may result in, among other things, costs, fines, penalties, restrictions on Truist’s business activities, reputational harm, or other adverse consequences;

•

risks related to originating and selling mortgages, including repurchase and indemnity demands from purchasers related to representations and warranties on loans sold, which could result in an increase in the amount of losses for loan repurchases;

•	failure to execute on strategic or operational plans, including the ability to successfully complete and/or integrate mergers and acquisitions;

•

risks relating to Truist’s role as a servicer of loans, including an increase in the scope or costs of the services Truist is required to perform without any corresponding increase in Truist’s servicing fee, or a breach of Truist’s obligations as servicer;

•	negative public opinion, which could damage Truist’s reputation;

•	increased scrutiny regarding Truist’s consumer sales practices, training practices, incentive compensation design and governance;

•

competition from new or existing competitors, including increased competition from products and services offered by non-bank financial technology companies, may reduce Truist’s client base, cause Truist to lower prices for its products and services in order to maintain market share or otherwise adversely impact Truist’s businesses or results of operations;

•	Truist’s ability to introduce new products and services in response to industry trends or developments in technology that achieve market acceptance and regulatory approval;

•

Truist’s success depends on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements Truist’s operations and integration activities could be adversely impacted. This could be exacerbated as Truist continues to integrate the management teams of heritage BB&T Corporation and heritage SunTrust, or if the organization is unable to hire and retain qualified personnel;

•	legislative, regulatory or accounting changes may adversely affect the businesses in which Truist is engaged;

•

evolving regulatory standards, including with respect to capital and liquidity requirements, and results of regulatory examinations, may adversely affect Truist’s financial condition and results of operations;

•	accounting policies and processes require management to make estimates about matters that are uncertain;

•

general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, slower deposit or asset growth, a deterioration in credit quality or a reduced demand for credit, insurance or other services;

•	risk management measures and management oversight functions may not identify or address risks adequately;

•

unfavorable resolution of legal proceedings or other claims or regulatory or other governmental investigations or inquiries could result in negative publicity, protests, fines, penalties, restrictions on Truist’s operations or ability to expand its business or other negative consequences, all of which could cause reputational damage and adversely impact Truist’s financial condition and results of operations;

•

competitors of Truist may have greater financial resources or develop products that enable them to compete more successfully than Truist and may be subject to different regulatory standards than Truist;

•

failure to maintain or enhance Truist’s competitive position with respect to technology, whether it fails to anticipate client expectations or because its technological developments fail to perform as desired or are not rolled out in a timely manner or for other reasons, may cause Truist to lose market share or incur additional expense;

•	fraud or misconduct by internal or external parties, which Truist may not be able to prevent, detect or mitigate;

•

operational or communications systems, including systems used by vendors or other external parties, may fail or may be the subject of a breach or cyber-attack that, if successful, could adversely impact Truist’s financial condition and results of operations;

•

security risks, including denial of service attacks, hacking, social engineering attacks targeting Truist’s employees and clients, malware intrusion or data corruption attempts, and identity theft could result in the disclosure of confidential information, adversely affect Truist’s business or reputation or create significant legal or financial exposure;

•

natural or other disasters, including acts of terrorism and pandemics, could have an adverse effect on Truist, including a material disruption of Truist’s operations or the ability or willingness of clients to access Truist’s products and services;

•

widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties could adversely impact Truist’s financial condition and results of operations; and

•	depressed market values for Truist’s stock and adverse economic conditions sustained over a period of time may require a write down to goodwill.

These and other risk factors are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2019 under the section entitled “Risk Factors” and from time to time in other filings with the SEC, including risks arising from the COVID-19 pandemic described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement. Actual results may differ materially from those expressed in, or implied by, any forward-looking statements. Except to the extent required by applicable law or regulation, we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

USE OF PROCEEDS

The net proceeds from this offering, after deducting the underwriting discount but before our estimated offering expenses, are expected to be approximately $                . We intend to use the net proceeds from the sale of the depositary shares representing interests in the Preferred Stock for general corporate purposes, which may include the redemption of depositary shares or purchase securities representing interests in our preferred stock, the acquisition of other companies, repurchasing outstanding shares of our common stock, repayment of maturing obligations and refinancing of outstanding indebtedness and extending credit to, or funding investments in, our subsidiaries. The precise amounts and timing of our use of the net proceeds will depend upon our and our subsidiaries’ funding requirements and the availability of other funds. Pending our use of the net proceeds from the sale of the depositary shares representing interests in the Preferred Stock as described above, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the terms of our capital stock but does not purport to be complete, and it is qualified in its entirety by reference to the applicable provisions of federal law governing bank holding companies, North Carolina law and our articles of incorporation and bylaws. Our articles of incorporation and bylaws are incorporated by reference as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2019. See “Where You Can Find More Information” in the accompanying prospectus.

Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $5.00 per share, and 5,000,000 shares of preferred stock, par value $5.00 per share. As of April 30, 2020, there were 1,347,468,353 shares of our common stock issued and outstanding and 139,850 shares of our preferred stock issued and outstanding, of which 18,000 represent shares of our Series F Preferred Stock issued on October 31, 2012, 20,000 represent shares of our Series G Preferred Stock issued on May 1, 2013, 18,600 represent shares of our Series H Preferred Stock issued in March 2016, 1,725 represent shares of our Series I Preferred Stock issued in December 2019, 1,025 represent shares of our Series J Preferred Stock issued in December 2019, 7,500 represent shares of our Series L Preferred Stock issued in December 2019, 5,000 represent shares of our Series M Preferred Stock issued in December 2019, and 68,000 represent shares of our Series N Preferred Stock issued on July 29, 2019. We expect to issue 23,000 shares of our Series O Preferred Stock on May 27, 2020. See “Summary — Recent Development” in this prospectus supplement. All outstanding shares of our capital stock are, and the shares of Series O Preferred Stock to be issued on May 27, 2020 and the shares of Preferred Stock to be sold under this prospectus supplement will be, when issued and paid for, fully paid and non-assessable.

Common Stock

Each share of our common stock is entitled to one (1) vote on all matters submitted to a vote at any meeting of shareholders. Holders of our common stock are entitled to receive dividends when, as, and if, declared by our board of directors out of funds legally available for the payment of dividends and, upon liquidation, to receive pro rata all assets, if any, of Truist Financial Corporation available for distribution after the payment of necessary expenses and all prior claims. Holders of our common stock do not have cumulative voting, preemptive, redemption or conversion rights. The rights and privileges of holders of our common stock are subject to any preferences that our board of directors may set for any series of our preferred stock that we may issue in the future.

The transfer agent and registrar for our common stock is Computershare, Inc. Our common stock is listed on the NYSE under the symbol “TFC.”

Anti-Takeover Provisions

Provisions of the North Carolina Business Corporation Act (the “NCBCA”) and our articles of incorporation and bylaws described below may be deemed to have an anti-takeover effect and, together with the ability of our board of directors to issue shares of our preferred stock and to set the voting rights, preferences and other terms of our preferred stock, may delay or prevent takeover attempts not first approved by our board of directors. These provisions also could delay or deter the removal of incumbent directors or the assumption of control by shareholders. We believe that these provisions are appropriate to protect our interests and our shareholders.

Control Share Acquisition Act. The NCBCA’s Control Share Acquisition Act (the “Control Share Acquisition Act”) may make an unsolicited attempt to gain control of Truist Financial Corporation more difficult by restricting the right of specified shareholders to vote newly acquired large blocks of stock. The Control Share Acquisition Act is triggered upon the acquisition by a person of shares of voting stock of a covered corporation that, when added to all other shares beneficially owned by the person, would result in that person holding one-fifth, one-third or a majority of the voting power in the election of directors. Under the Control Share Acquisition Act, the shares acquired that result in the crossing of any of these thresholds have no voting rights until they are conferred by the affirmative vote of the holders of a majority of all outstanding voting shares, excluding those shares held by any person involved or proposing to be involved in the acquisition of shares in excess of the thresholds, any officer of the corporation and any employee of the corporation who is also a director of the corporation. If voting rights are conferred on the acquired shares, all shareholders of the corporation have the right to require that their shares be redeemed at the highest price paid per share by the acquiror for any of the acquired shares.

North Carolina Shareholder Protection Act. The North Carolina Shareholder Protection Act (the “Shareholder Protection Act”) generally provides that, unless the transaction satisfies certain minimum fair price (as compared to market price, earnings per share and the price paid for shares by the acquiror) and procedural requirements, the affirmative vote of the holders of 95% of the voting shares of a corporation is necessary to adopt or authorize a business combination with any other entity, if that entity is the beneficial owner, directly or indirectly, of more than 20% of the voting shares of the corporation. The Shareholder Protection Act applies to all North Carolina corporations that have not expressly opted out of its provisions in their articles of incorporation or bylaws. We have explicitly opted out of the provisions of the Shareholder Protection Act in our bylaws.

Provisions Regarding Our Board of Directors. Our bylaws provide for a board of directors having not less than three nor more than 25 members as determined from time to time by vote of a majority of the members of our board of directors or by resolution by our shareholders. Each director is elected to serve for a term of one year, with each director’s term to expire at the annual meeting next following the director’s election as a director when a successor may be elected and qualified, unless the director dies, resigns, retires or is disqualified or removed before that meeting. Under our bylaws, our directors may be removed only for cause and only by the vote of a majority of the outstanding shares entitled to vote in the election of directors.

Meeting of Shareholders; Shareholders’ Nominations and Proposals. Under our bylaws, meetings of the shareholders may be called only by our chairman of the board of directors, chief executive officer, president, chief operating officer, secretary or our board of directors. Our shareholders may not request that a special meeting of shareholders be called. This provision could delay shareholder actions that are favored by the holders of a majority of our outstanding voting securities until the next annual shareholders’ meeting.

The procedures governing the submission of nominations for directors and other proposals by shareholders may also have a deterrent effect on shareholder actions designed to result in our change of control. Our bylaws require advance notice to our secretary regarding shareholder proposals and the nomination, other than by or at the direction of our board of directors or one of its committees, of candidates for election as directors, not later than (1) in the case of an annual meeting, at least 120 days but no more than 150 days in advance of the first anniversary of the notice date of our proxy statement for the preceding year’s annual meeting; (2) in the case of a special meeting, at least 120 days but no more than 150 days in advance of the meeting date of the special meeting; provided, however, if the first public announcement of the date of the special meeting is less than 150 days prior to the date of the special meeting, notice by the shareholder shall not be later than the tenth day following the first public notice of the date for such special meeting; provided, further, if the special meeting is called for purposes not including the election of directors, notice by a shareholder may relate solely to items of business and not to nomination of any candidates for election as a director. Notwithstanding the notice period specified above, in the event that the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date of the preceding year’s annual meeting, notice by a shareholder must be delivered no earlier than the 150th day prior to such annual meeting and no later than the later of the 120th day prior to such annual meeting; provided, however, if the first public announcement date of such annual meeting is less than 150 days prior to the date of such annual meeting, notice by the shareholder shall not be later than the tenth day following the public notice date for such annual meeting. With respect to a shareholder intending to make a proposal for consideration at a meeting, the foregoing notice to the secretary must contain, among other information: a description of the proposal; the name, address and shareholdings of the shareholder submitting the proposal; any material interest of the shareholder in the proposal; and a representation that the shareholder is a holder of record of shares entitled to vote at the meeting and intents to appear in person or by proxy at such meeting to present the proposal. With respect to a shareholder intending to nominate a candidate for election as a director, the foregoing notice to the secretary must contain, among other information: the aforementioned information required for a shareholder proposal; certain biographical information about the nominee; information about the nominee’s securities ownership in Truist Financial Corporation; and a signed statement by the nominee consenting to serve as a director if so elected. Failure of any shareholder to provide the notice, information or acknowledgements required by the foregoing provisions in a timely and proper manner shall authorize Truist Financial Corporation or the presiding officer at the meeting of shareholders before which such business is proposed to be introduced, or at which such nominee is proposed to be considered for election as a director, to rule such proposal or nomination out of order and not proper to be introduced or considered.

Restrictions on Ownership. The Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”), requires any bank holding company (as defined in that Act) to obtain the approval of the Federal Reserve Board prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Board of Governors of the Federal Reserve System to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act. Any holder of 25% or more of our outstanding common stock, other than an individual is subject to regulation as a bank holding company, under the Bank Holding Company Act.

Preferred Stock

Under our articles of incorporation, we may issue shares of our preferred stock from time to time in one or more series. Our board of directors is authorized, without action of shareholders, to divide the preferred stock into series, to provide for the issuance thereof, and to fix and determine the relative rights, voting powers, preferences, limitations, and designations of the shares of any series so established, including, without limitation, to determine: (1) the number of shares to constitute such series and the distinctive designation thereof; (2) the dividend rate, conditions and time of accrual and payment thereof, and the dividend preferences, if any, between the classes of stock and between the series of preferred stock; (3) whether dividends shall be cumulative and, if so, the date from which dividends on each such series shall accumulate; (4) whether, and to what extent, the holders of one or more series of preferred stock shall enjoy voting rights, if any, in addition to those prescribed by law; (5) whether, and upon what terms, preferred stock will be convertible into or exchangeable for shares of any class or any other series of the same class; and (6) whether, and upon what terms, the preferred stock will be redeemable and the preference, if any, to which the preferred stock will be entitled in the event of voluntary liquidation, dissolution or winding up of Truist Financial Corporation. This power is limited by applicable laws or regulations and may be delegated to a committee of the board of directors. Under some circumstances, the issuance of shares of our preferred stock, or merely the existing authorization of our board of directors to issue shares of our preferred stock, may tend to discourage or impede a merger or other change in control of Truist Financial Corporation. The preferred stock is not secured, is not guaranteed by us or any of our affiliates and is not subject to any other arrangement that legally or economically enhances the ranking of the preferred stock.

As of April 30, 2020, we have authorized the issuance of: (1) 23,000,000 depositary shares representing, in the aggregate, 23,000 shares of Series D Preferred Stock, with a liquidation preference of $25,000 per share, none of which are issued and outstanding; (2) 46,000,000 depositary shares representing, in the aggregate, 46,000 shares of Series E Preferred Stock, with a liquidation preference of $25,000 per share, none of which are issued and outstanding, (3) 20,000,000 depositary shares representing, in the aggregate, 20,000 shares of Series F Preferred Stock, with a liquidation preference of $25,000 per share, 18,000 of which are issued and outstanding, (4) 20,000,000 depositary shares representing, in the aggregate, 20,000 shares of Series G Preferred Stock, with a liquidation preference of $25,000 per share, all of which are issued and outstanding, (5) 19,550,000 depositary shares representing, in the aggregate, 19,550 shares of Series H Preferred Stock, with a liquidation preference of $25,000 per share, 18,600 of which are issued and outstanding, (6) 20,000,000 depositary shares representing, in the aggregate, 5,000 shares of Series I Preferred Stock, with a liquidation preference of $100,000 per share, 1,725 of which are issued and outstanding, (7) 501,000 preferred purchase securities representing, in the aggregate, 5,010 shares of Series J Preferred Stock, with a liquidation preference of $100,000 per share, 1,025 of which are issued and outstanding, (8) 500,000 depositary shares representing, in the aggregate, 5,000 shares of Series K

Preferred Stock, with a liquidation preference of $100,000 per share, none of which are issued and outstanding, (9) 750,000 depositary shares representing, in the aggregate, 7,500 shares of Series L Preferred Stock, with a liquidation preference of $100,000 per share, all of which are issued and outstanding, (10) 500,000 depositary shares representing, in the aggregate, 5,000 shares of Series M Preferred Stock, with a liquidation preference of $100,000 per share, all of which are issued and outstanding and (11) 1,700,000 depositary shares representing, in the aggregate, 68,000 shares of Series N Preferred Stock, with a liquidation preference of $25,000 per share, all of which are issued and outstanding. As of the date hereof, we have further authorized the issuance of 23,000,000 depositary shares representing, in the aggregate, 23,000 shares of Series O Preferred Stock, with a liquidation preference of $25,000 per share, all of which are expected to be issued on May 27, 2020. See “Summary — Recent Development” in this prospectus supplement.

Series D Preferred Stock

On August 1, 2019, we submitted a Notice of Redemption to redeem all outstanding shares of our 5.850% Series D Non-Cumulative Perpetual Preferred Stock and the corresponding depositary shares representing fractional interests in the Series D Preferred Stock. The Series D Preferred Stock was subsequently redeemed on September 1, 2019.

Shares of the Series D Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series D Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series D Preferred Stock do not have preemptive or subscription rights.

The Series D Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series D Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series D Preferred Stock.

Dividends. Holders of Series D Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the 1st day of March, June, September and December of each year, at a rate per annum equal to 5.85%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series D Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series D Preferred Stock is not subject to any mandatory redemption provisions. On May 1, 2017, or any dividend payment date thereafter, the Series D Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series D Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series D Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series D Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series D Preferred Stock (which includes the Preferred Stock) as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series D Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series D Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four consecutive dividend periods.

So long as any shares of Series D Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series D Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series D Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series D Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series D Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series D Preferred Stock, taken as a whole.

Series E Preferred Stock

On August 1, 2019, we submitted a Notice of Redemption to redeem all outstanding shares of our 5.625% Series E Non-Cumulative Perpetual Preferred Stock and the corresponding depositary shares representing fractional interests in the Series E Preferred Stock. The Series E Preferred Stock was subsequently redeemed on September 1, 2019.

Shares of the Series E Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series E Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series E Preferred Stock do not have preemptive or subscription rights.

The Series E Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series E Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series E Preferred Stock.

Dividends. Holders of Series E Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the 1st day of March, June, September and December of each year, at a rate per annum equal to 5.625%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series E Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series E Preferred Stock is not subject to any mandatory redemption provisions. On August 1, 2017, or any dividend payment date thereafter, the Series E Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series E Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series E Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series E Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series E Preferred Stock (which includes the Preferred Stock) as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series E Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series E Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series E Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series E Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series E Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series E Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series E Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series E Preferred Stock, taken as a whole.

Series F Preferred Stock

Shares of the Series F Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series F Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series F Preferred Stock do not have preemptive or subscription rights.

The Series F Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series F Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series F Preferred Stock.

Dividends. Holders of Series F Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the 1st day of March, June, September and December of each year at a rate per annum equal to 5.200%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series F Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series F Preferred Stock is not subject to any mandatory redemption provisions. On November 1, 2017, or any dividend payment date thereafter, the Series F Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series F Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series F Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series F Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series F Preferred Stock (which includes the Preferred Stock) as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series F Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series F Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series F Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series F Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series F Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series F Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series F Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series F Preferred Stock, taken as a whole.

Series G Preferred Stock

Shares of the Series G Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series G Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series G Preferred Stock do not have preemptive or subscription rights.

The Series G Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series G Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series G Preferred Stock.

Dividends. Holders of Series G Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the 1st day of March, June, September and December of each year at a rate per annum equal to 5.200%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series G Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series G Preferred Stock is not subject to any mandatory redemption provisions. On or after June 1, 2018, the Series G Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series G Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series G Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series G Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series G Preferred Stock (which includes the Preferred Stock) as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series G Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series G Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series G Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series G Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series G Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series G Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series G Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series G Preferred Stock, taken as a whole.

Series H Preferred Stock

Shares of the Series H Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series H Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series H Preferred Stock do not have preemptive or subscription rights.

The Series H Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series H Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series H Preferred Stock.

Dividends. Holders of Series H Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the 1st day of March, June, September and December of each year at a rate per annum equal to 5.625%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series H Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series H Preferred Stock is not subject to any mandatory redemption provisions. On or after June 1, 2021, the Series H Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series H Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series H Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series H Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series H Preferred Stock (which includes the Preferred Stock) as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series H Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series H Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series H Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series H Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series H Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series H Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series H Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series H Preferred Stock, taken as a whole.

Series I Preferred Stock

Shares of the Series I Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series I Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series I Preferred Stock do not have preemptive or subscription rights.

The Series I Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series I Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series I Preferred Stock.

Dividends. Holders of Series I Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $100,000 per share, and will be payable quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on March 15, 2020, at a rate per annum equal to the greater of (i) 0.53% above the three (3)-month LIBOR rate on the related dividend determination date and (ii) 4.00%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series I Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series I Preferred Stock is not subject to any mandatory redemption provisions. On or after December 15, 2024, the Series I Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series I Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series I Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series I Preferred Stock (which includes the Preferred Stock) as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series I Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series I Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series I Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series I Preferred Stock, voting as a separate class, shall be necessary to issue, authorize or increase the authorized amount of, any class or series of stock ranking senior to the Series I Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series I Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series I Preferred Stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series I Preferred Stock or the holders thereof.

Series J Preferred Stock

Shares of the Series J Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series J Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series J Preferred Stock do not have preemptive or subscription rights.

The Series J Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series J Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series J Preferred Stock.

Dividends. Holders of Series J Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $100,000 per share, and will be payable quarterly in arrears on the 15th day of March, June, September and December of each year at a rate per annum equal to the greater of (i) 0.645% above the three (3)-month LIBOR rate on the related dividend determination date and (ii) 4.00%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series J Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series J Preferred Stock is not subject to any mandatory redemption provisions. On or after December 15, 2024, the Series J Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series J Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series J Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series J Preferred Stock (which includes the Preferred Stock) as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series J Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series J Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series J Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series J Preferred Stock, voting as a separate class, shall be necessary to issue, authorize or increase the authorized amount of, any class or series of stock ranking senior to the Series J Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series J Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series J Preferred Stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series J Preferred Stock or the holders thereof.

Series K Preferred Stock

On February 10, 2020, we submitted a Notice of Redemption to redeem all outstanding shares of our Perpetual Preferred Stock, Series K and the corresponding depositary shares representing fractional interests in the Series K Preferred Stock. The Series K Preferred Stock was subsequently redeemed on March 16, 2020.

Shares of the Series K Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series K Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series K Preferred Stock do not have preemptive or subscription rights.

The Series K Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series K Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series K Preferred Stock.

Dividends. Holders of Series K Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $100,000 per share, and will be payable quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on March 15, 2020, at a rate per annum equal to 3.86% above the three (3)-month LIBOR rate on the related dividend determination date; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series K Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series K Preferred Stock is not subject to any mandatory redemption provisions. On or after December 15, 2019, the Series K Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series K Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series K Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series K Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series K Preferred Stock (which includes the Preferred Stock) as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series K Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series K Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series K Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series K Preferred Stock, voting as a separate class, shall be necessary to issue, authorize or increase the authorized amount of, any class or series of stock ranking senior to the Series K Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series K Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series K Preferred Stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series K Preferred Stock or the holders thereof.

Series L Preferred Stock

Shares of the Series L Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series L Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series L Preferred Stock do not have preemptive or subscription rights.

The Series L Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series L Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series L Preferred Stock.

Dividends. Holders of Series L Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $100,000 per share, and will be payable as follows: (i) semi-annually in arrears on the 15th day of June and December of each year, commencing on June 15, 2020 and ending on June 15, 2022, at a rate per annum equal to 5.05% and (ii) from, and including September 15, 2022, quarterly in arrears on the 15th day of March, June, September and December of each year at a rate per annum equal to 3.102% above the three (3)-month LIBOR rate on the related dividend determination date; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series L Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series L Preferred Stock is not subject to any mandatory redemption provisions. On or after December 15, 2024, the Series L Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series L Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series L Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series L Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series L Preferred Stock (which includes the Preferred Stock) as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series L Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series L Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series L Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series L Preferred Stock, voting as a separate class, shall be necessary to issue, authorize or increase the authorized amount of, any class or series of stock ranking senior to the Series L Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series L Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series L Preferred Stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series L Preferred Stock or the holders thereof.

Series M Preferred Stock

Shares of the Series M Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series M Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series M Preferred Stock do not have preemptive or subscription rights.

The Series M Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series M Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series M Preferred Stock.

Dividends. Holders of Series M Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $100,000 per share, and will be payable as follows: (i) semi-annually in arrears on the 15th day of June and December of each year, commencing on June 15, 2020 and ending on December 15, 2027, at a rate per annum equal to 5.125% and (ii) from, and including March 15, 2028, quarterly in arrears on the 15th day of March, June, September and December of each year at a rate per annum equal to 2.786% above the three (3)-month LIBOR rate on the related dividend determination date; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series M Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series M Preferred Stock is not subject to any mandatory redemption provisions. On or after December 15, 2027, the Series M Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series M Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series M Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series M Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series M Preferred Stock (which includes the Preferred Stock) as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series M Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series M Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series M Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series M Preferred Stock, voting as a separate class, shall be necessary to issue, authorize or increase the authorized amount of, any class or series of stock ranking senior to the Series M Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series M Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series M Preferred Stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series M Preferred Stock or the holders thereof.

Series N Preferred Stock

Shares of the Series N Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series N Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series N Preferred Stock do not have preemptive or subscription rights.

The Series N Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series N Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series N Preferred Stock.

Dividends. Holders of Series N Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable semi-annually in arrears on the 1st day of March and September of each year, commencing on March 1, 2020, as follows: (i) from the date of original issue to, but excluding September 1, 2024, at a fixed rate per annum of 4.800% and (ii) from, and including, September 1, 2024, during each reset period at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date plus 3.003%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series N Preferred Stock at any time, we will be subject to certain restrictions.

A “reset date” means September 1, 2024 and each date falling on the fifth anniversary of the preceding reset date. A “reset period” means the period from and including the first reset date to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

Redemption. The Series N Preferred Stock is not subject to any mandatory redemption provisions. On or after September 1, 2024, the Series N Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series N Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series N Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series N Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series N Preferred Stock (which includes the Preferred Stock) as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series N Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series N Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series N Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series N Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series N Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series N Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series N Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series N Preferred Stock, taken as a whole.

Series O Preferred Stock

On May 19, 2020, we priced an underwritten public offering of depositary shares representing fractional interests in the Series O Preferred Stock, which is expected to close on May 27, 2020. See “Summary — Recent Development” in this prospectus supplement.

Shares of the Series O Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series O Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series O Preferred Stock do not have preemptive or subscription rights.

The Series O Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series O Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series O Preferred Stock.

Dividends. Holders of Series O Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the 1st day of March, June, September and December of each year, commencing September 1, 2020, at a rate per annum equal to 5.25%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series O Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series O Preferred Stock is not subject to any mandatory redemption provisions. On or after June 1, 2025, the Series O Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series O Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series O Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series O Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series O Preferred Stock (which includes the Preferred Stock) as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series O Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series O Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series O Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series O Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series O Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series O Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series O Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series O Preferred Stock, taken as a whole.

DESCRIPTION OF PREFERRED STOCK

The depositary will be the sole holder of the Preferred Stock, as described under “Description of Depositary Shares” below, and all references in this prospectus supplement to the holders of the Preferred Stock shall mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Preferred Stock, as described under “Description of Depositary Shares.”

This prospectus supplement summarizes specific terms and provisions of the Preferred Stock. Terms that apply generally to our preferred stock are described in the “Description of Capital Stock” section of this prospectus supplement. The following summary of the terms and provisions of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our articles of incorporation and the articles of amendment creating the Preferred Stock, which will be included as an exhibit to documents filed with the SEC.

General

Our authorized capital stock includes 5,000,000 shares of preferred stock, par value $5.00 per share, to be issued from time to time in one or more series. Our board of directors is authorized, without action of shareholders, to divide the preferred stock into series, to provide for the issuance thereof, and to fix and determine the relative rights, voting powers, preferences, limitations, and designations of the shares of any series so established, including, without limitation, to determine: (1) the number of shares to constitute such series and the distinctive designation thereof; (2) the dividend rate, conditions and time of accrual and payment thereof, and the dividend preferences, if any, between the classes of stock and between the series of preferred stock; (3) whether dividends shall be cumulative and, if so, the date from which dividends on each such series shall accumulate; (4) whether, and to what extent, the holders of one or more series of preferred stock shall enjoy voting rights, if any, in addition to those prescribed by law; (5) whether, and upon what terms, preferred stock will be convertible into or exchangeable for shares of any class or any other series of the same class; and (6) whether, and upon what terms, the preferred stock, will be redeemable, and the preference, if any, to which the preferred stock will be entitled in the event of voluntary liquidation, dissolution or winding up of Truist Financial Corporation. This power is limited by applicable laws or regulations and may be delegated to a committee of the board of directors.

The Preferred Stock is a single series of authorized preferred stock consisting of                  shares, all of which are being initially offered hereby. We may from time to time, elect to issue additional depositary shares representing additional shares of the Preferred Stock and all such additional shares would be deemed to form a single series with the Preferred Stock. We may also from time to time, without notice to or the consent of holders of the Preferred Stock, issue additional shares of preferred stock that rank equally with or junior to the Preferred Stock.

Shares of the Preferred Stock will rank senior to our common stock, equally with our Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. In addition, we will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Preferred Stock will be fully paid and nonassessable when issued. Holders of Preferred Stock will not have preemptive or subscription rights to acquire more capital stock of Truist Financial Corporation.

The Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of Truist Financial Corporation. The Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of Truist Financial Corporation to redeem or repurchase the Preferred Stock.

As of April 30, 2020, we have authorized the issuance of: (1) 23,000,000 depositary shares representing, in the aggregate, 23,000 shares of Series D Preferred Stock, with a liquidation preference of $25,000 per share, none of which are issued and outstanding; (2) 46,000,000 depositary shares representing, in the aggregate, 46,000 shares of Series E Preferred Stock, with a liquidation preference of $25,000 per share, none of which are issued and outstanding, (3) 20,000,000 depositary shares representing, in the aggregate, 20,000 shares of Series F Preferred Stock, with a liquidation preference of $25,000 per share, 18,000 of which are issued and outstanding, (4) 20,000,000 depositary shares representing, in the aggregate, 20,000 shares of Series G Preferred Stock, with a liquidation preference of $25,000 per share, all of which are issued and outstanding, (5) 19,550,000 depositary shares representing, in the aggregate, 19,550 shares of Series H Preferred Stock, with a liquidation preference of $25,000 per share, 18,600 of which are issued and outstanding, (6) 20,000,000 depositary shares representing, in the aggregate, 5,000 shares of Series I Preferred Stock, with a liquidation preference of $100,000 per share, 1,725 of which are issued and outstanding, (7) 501,000 preferred purchase securities representing, in the aggregate, 5,010 shares of Series J Preferred Stock, with a liquidation preference of $100,000 per share, 1,025 of which are issued and outstanding, (8) 500,000 depositary shares representing, in the aggregate, 5,000 shares of Series K Preferred Stock, with a liquidation preference of $100,000 per share, none of which are issued and outstanding, (9) 750,000 depositary shares representing, in the aggregate, 7,500 shares of Series L Preferred Stock, with a liquidation preference of $100,000 per share, all of which are issued and outstanding, (10) 500,000 depositary shares representing, in the aggregate, 5,000 shares of Series M Preferred Stock, with a liquidation preference of $100,000 per share, all of which are issued and outstanding and (11) 1,700,000 depositary shares representing, in the aggregate, 68,000 shares of Series N Preferred Stock, with a liquidation preference of $25,000 per share, all of which are issued and outstanding. As of the date hereof, we have further authorized the issuance of 23,000,000 depositary shares representing, in the aggregate, 23,000 shares of Series O Preferred Stock, with a liquidation preference of $25,000 per share, all of which are expected to be issued on May 27, 2020. See “Summary — Recent Development” in this prospectus supplement.

Shares of our Existing Preferred Stock rank equally with the Preferred Stock as to dividends and distributions on liquidation and include the same provisions with respect to restrictions on declaration and payment of dividends as apply to the Preferred Stock.

Dividends

Dividends on shares of the Preferred Stock will not be mandatory. Holders of the Preferred Stock will be entitled to receive, if, when and as declared by our board of directors, or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends on the liquidation preference, which is $25,000 per share of Preferred Stock. Commencing on December 1, 2020, these dividends will be payable semi-annually in arrears on the 1st day of June and December of each year, such date being referred to herein as a dividend payment date. Dividends will accrue on the liquidation preference amount of $25,000 per share (equivalent to $1,000 per depositary share) (i) from the date of original issue to, but excluding, the First Reset Date at a fixed rate per annum of         %, and (ii) from, and including, the First Reset Date, during each reset period, at a rate per annum equal to the five-year U.S. treasury rate as of the most recent reset dividend determination date (as described below) plus         %.

In the event that we issue additional shares of Preferred Stock after the original issue date, dividends on such shares will accrue from the original issue date or any other date we specify at the time such additional shares are issued. Notwithstanding the foregoing, dividends on the Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines. A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days. A “reset period” means the period from and including the First Reset Date to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

Dividends will be payable to holders of record of Preferred Stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before the applicable dividend payment date, or such other record date, not exceeding 30 days before the applicable dividend payment date, as shall be fixed by the board of directors or any duly authorized committee of the board. The corresponding record dates for the depositary shares will be the same as the record dates for the Preferred Stock.

A dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date or date of earlier redemption, if any, except that the initial dividend period will commence on and include the original issue date of the Preferred Stock and will end on, and exclude, the December 1, 2020 dividend payment date. The amount of dividends payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day and no additional dividends will accrue in respect of any payment made on the next succeeding business day.

In this subsection, the term “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or Charlotte, North Carolina.

For any reset period commencing on or after the First Reset Date, the five-year U.S. treasury rate will be:

•

The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days preceding the reset dividend determination date and appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve, as determined by the calculation agent in its sole discretion.

•

If no calculation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the five-year U.S. treasury rate, shall determine the five-year U.S. treasury rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor five-year U.S. treasury rate, then the calculation agent shall use such successor rate. If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may adjust the spread and may determine the business day convention, the definition of business day and the reset dividend determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the five-year U.S. treasury rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

The five-year U.S. treasury rate will be determined by the calculation agent on the third business day immediately preceding the applicable reset date. If the five-year U.S. treasury rate for any dividend period cannot be determined pursuant to the methods described in the two bullet points above, such five-year U.S. treasury rate will be the same as the dividend rate determined for the immediately preceding divided period.

Dividends on shares of Preferred Stock will not be cumulative. Accordingly, if our board of directors or a duly authorized committee of the board does not declare a dividend on the Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not be deemed to have accrued and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Preferred Stock, parity stock, junior stock or other preferred stock are declared for any future dividend period.

So long as any share of Preferred Stock remains outstanding, (1) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than a dividend payable solely in junior stock), (2) no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and (3) no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such parity stock, except by conversion into or exchange for junior stock, during a dividend period, unless, in the case of each of clauses (1), (2) and (3) above, the full dividends for the then-current dividend period on all outstanding shares of Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of stock of Truist Financial Corporation hereafter authorized over which Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of Truist Financial Corporation.

When dividends are not paid in full upon the shares of Preferred Stock and any parity stock, all dividends declared upon shares of Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other.

As used in this prospectus supplement, “parity stock” means any other class or series of stock of Truist Financial Corporation that ranks equally with the Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of Truist Financial Corporation. Parity stock includes our Existing Preferred Stock.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise), as may be determined by our board of directors or a duly authorized committee of the board, may be declared and paid on our common stock and any other stock ranking junior to the Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Preferred Stock or parity stock shall not be entitled to participate in any such dividend.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of Truist Financial Corporation, holders of the Preferred Stock are entitled to receive out of assets of Truist Financial Corporation available for distribution to shareholders, before any distribution of assets is made to holders of our common stock or of any of our other shares of stock ranking junior as to such a distribution to the shares of Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $25,000 per share (equivalent to $1,000 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made (i) only to the extent of Truist Financial Corporation’s assets that are available after satisfaction of liabilities to creditors, (ii) subject to the rights of holders of any securities ranking senior to the Preferred Stock and (iii) pro rata as to the Preferred Stock and any other shares of our stock ranking equally to the Preferred Stock. Holders of the Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution. In addition, holders of the Preferred Stock or the depositary shares may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding.

In any such distribution, if the assets of Truist Financial Corporation are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Preferred Stock and all holders of any other shares of our stock ranking equally as to such distribution with the Preferred Stock (including our Existing Preferred

Stock), the amounts paid to the holders of Preferred Stock and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Preferred Stock and any other shares of our stock ranking equally as to the liquidation distribution, the holders of our junior stock shall be entitled to receive all remaining assets of Truist Financial Corporation according to their respective rights and preferences.

For purposes of this section, the merger or consolidation of Truist Financial Corporation with any other entity, including a merger or consolidation in which the holders of Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of Truist Financial Corporation for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of Truist Financial Corporation.

Redemption

The Preferred Stock is perpetual and has no maturity date, and is not subject to any mandatory redemption, sinking fund or other similar provision. Except for the redemption upon the occurrence of a “regulatory capital treatment event” as further described below, the shares of Preferred Stock are not redeemable prior to September 1, 2025. On and after that date, during the three-month period prior to, and including, each reset date, shares of the Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends to, but excluding the date of redemption, without accumulation of any undeclared dividends. Holders of Preferred Stock will have no right to require the redemption or repurchase of the shares of the Preferred Stock.

Notwithstanding the foregoing, at any time within 90 days of our good faith determination that an event has occurred that would constitute a “regulatory capital treatment event,” we may, at our option, provide notice of our intent to redeem in accordance with the procedures described below, and subsequently redeem, all (but not less than all) of the shares of Preferred Stock at the time outstanding at a redemption price equal to $25,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends to, but excluding the date of redemption, without accumulation of any undeclared dividends. Under the Federal Reserve’s risk-based capital rules applicable to bank holding companies, any redemption of the Preferred Stock, whether redeemed at our option during the three-month period prior to, and including, any reset date, or within 90 days following a regulatory capital treatment event, is subject to prior approval of the Federal Reserve.

A “regulatory capital treatment event” means our determination, in good faith, that, as a result of any

•

amendment to, or change (including any announced prospective change) in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Preferred Stock;

•	proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Preferred Stock; or

•

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Preferred Stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preference amount of $25,000 per share of Preferred Stock then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of Preferred Stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

We intend to treat the Preferred Stock as “additional Tier 1 capital” (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency). We will not exercise our option to redeem any shares of preferred stock without obtaining the approval of the Federal Reserve (or any successor appropriate federal banking agency) as required by applicable law.

If shares of the Preferred Stock are to be redeemed, the notice of redemption shall be given to the holders of record of the Preferred Stock to be redeemed, either by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on our stock register or by such other method approved by the depositary, in its reasonable discretion, not less than five days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Preferred Stock are held in book-entry form through DTC, we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (1) the date of redemption; (2) the number of shares of the Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where the certificates evidencing shares of Preferred Stock are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on the date of redemption. If notice of redemption of any shares of Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Preferred Stock so called for redemption, then, on and after the date of redemption, dividends will cease to accrue on such shares of Preferred Stock, such shares of Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. See “Description of Depositary Shares” below for information about redemption of the depositary shares relating to our Preferred Stock.

In case of any redemption of only part of the shares of the Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot.

Under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval of the Federal Reserve. See “Risk Factors — Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable” in this prospectus supplement.

Voting Rights

Except as provided below, the holders of the Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Preferred Stock or any other class or series of preferred stock that ranks on parity with the Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable (which includes our Existing Preferred Stock), shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of the Preferred Stock (voting as a single class together with holders of any and all other classes of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) will be entitled to vote as a single class for the election of a total of two additional members of our board of directors (the “Preferred Directors”), provided that our board of directors shall at no time include more than two Preferred Directors. In that event, the number of directors on our board of directors shall automatically increase by two and, at the request of any holder of Preferred Stock or our other preferred stock with equivalent voting rights, a special meeting of the holders of Preferred Stock and any other class or series of preferred stock that ranks on parity with Preferred Stock as to payment of dividends and for which dividends have not been paid, shall be called for the election of the two additional directors to our board of directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), followed by such election at each subsequent annual meeting. These voting rights will continue until full dividends have been paid regularly on the shares of the Preferred Stock and any other class or series of preferred stock that ranks on parity with the Preferred Stock as to payment of dividends for at least four consecutive dividend periods following the Nonpayment.

If and when full dividends have been regularly paid for at least four consecutive dividend periods following a Nonpayment on the Preferred Stock and any other class or series of preferred stock that ranks on parity with the Preferred Stock as to payment of dividends, the holders of the Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and the term of office of each Preferred Director so elected shall terminate and the number of directors on our board of directors shall automatically decrease by two. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Preferred Stock (voting as a single class together with holders of any and all other classes of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Director (other than prior to the initial election of the Preferred Directors) may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of the outstanding shares of Preferred Stock (voting as a single class together with holders of any and all other classes of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of shareholders. The Preferred Directors shall each be entitled to one vote per director on any matter.

If the holders of Preferred Stock become entitled to vote for the election of Preferred Directors, the Preferred Stock may be considered a class of voting securities under interpretations adopted by the Federal Reserve. As a result, certain holders of Preferred Stock may become subject to regulations under the Bank Holding Company Act and/or certain acquisitions of Preferred Stock may be subject to prior approval by the Federal Reserve.

So long as any shares of Preferred Stock remain outstanding:

•

the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of the Preferred Stock and all other parity stock (including our Existing Preferred Stock), at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of Truist Financial Corporation; and

•

the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of the Preferred Stock at the time outstanding, voting separately as a class, shall be required to amend the provisions of Truist Financial Corporation’s articles of incorporation or the articles of amendment of the Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of Truist Financial Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of the Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Preferred Stock to effect such redemption.

Registrar and Calculation Agent

Computershare Trust Company, N.A. will be the registrar and redemption agent and Computershare Inc. will be the dividend disbursing agent for the Preferred Stock. We will appoint a calculation agent for the Preferred Stock prior to the reset dividend determination date preceding the First Reset Date. We may appoint ourselves or an affiliate of ours as calculation agent.

DESCRIPTION OF DEPOSITARY SHARES

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the “Book-Entry Issuance” section of this prospectus supplement.

This prospectus supplement summarizes specific terms and provisions of the depositary shares relating to our Preferred Stock. As described above under “Description of Preferred Stock,” we are issuing fractional interests in shares of preferred stock in the form of depositary shares. Each depositary share will represent a 1/25th ownership interest in a share of Preferred Stock, and will be evidenced by a depositary receipt. The shares of Preferred Stock represented by depositary shares will be deposited under a deposit agreement among Truist Financial Corporation, and Computershare Trust Company, N.A. and Computershare Inc., jointly as depositary. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Immediately following the issuance of the Preferred Stock, we will deposit the Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in the “Where You Can Find More Information” section of the accompanying prospectus.

Dividends and Other Distributions

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of depositary shares relating to the underlying Preferred Stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If we redeem shares of the Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/25th of the redemption price per share payable with respect to the Preferred Stock (or $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Whenever we redeem shares of Preferred Stock held by the depositary, the depositary will redeem, as of the same date of redemption, the number of depositary shares representing shares of Preferred Stock so redeemed.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the depositary pro rata or by lot. In any such case, we will redeem depositary shares only in increments of 25 shares and any multiple thereof.

Voting the Preferred Stock

When the depositary receives notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary shares relating to the Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Preferred Stock, may instruct the depositary to vote the amount of the Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Preferred Stock, it will vote all depositary shares of that series held by it proportionately with instructions received.

Listing

Neither the Preferred Stock nor the depositary shares will be listed or displayed on any securities exchange or interdealer market quotation system.

Form of Preferred Stock and Depositary Shares

The depositary shares shall be issued in book-entry form through DTC, as described in “Book-Entry Issuance” below. The Preferred Stock will be issued in registered form to the depositary as described in “Description of Preferred Stock” above.

BOOK-ENTRY ISSUANCE

DTC will act as securities depositary for all of the depositary shares. We will issue the depositary shares only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). We will issue and deposit with DTC one or more fully-registered global certificates for the depositary shares representing, in the aggregate, the total number of the depositary shares to be sold in this offering.

DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve, a clearing corporation under the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in the participants’ accounts, eliminating in this manner the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the NYSE and FINRA. Others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, are indirect participants and also have access to the DTC system. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Purchases of depositary shares within the DTC system must be made by or through direct participants, who will receive a credit for the depositary shares on DTC’s records. The ownership interest of each actual purchaser of each depositary share is in turn to be recorded on the direct and indirect participants’ records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased depositary shares. Transfers of ownership interests in the depositary shares are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in depositary shares, unless the book-entry system for the depositary shares is discontinued. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

DTC has no knowledge of the actual beneficial owners of the depositary shares. DTC’s records reflect only the identity of the direct participants to whose accounts the depositary shares are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.

We will send redemption notices to Cede & Co. as the registered holder of the depositary shares. If less than all of these depositary shares are redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting on the depositary shares is limited to the holders of record of the depositary shares, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on depositary shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to direct participants for whose accounts the depositary shares are credited on the record date (identified in a listing attached to the omnibus proxy).

We will make distribution payments on the depositary shares to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and neither DTC nor we, will be responsible for the payment. We and any paying agent will be responsible for payment of distributions to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the beneficial owners.

DTC may discontinue providing its services as securities depositary on any of the depositary shares at any time by giving reasonable notice to us. If a successor securities depositary is not obtained, final depositary shares certificates must be printed and delivered. We may at our option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default, the holders of a majority in liquidation preference or aggregate principal amount of depositary shares may discontinue the system of book-entry transfers through DTC. In this case, final certificates for the depositary shares will be printed and delivered.

We have obtained the information in this section about DTC and DTC’s book-entry system from sources that we believe to be accurate, but we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

“Beneficial owner” refers to the ownership interest of each actual purchaser of each depositary share.

“Direct participants” refers to securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the NYSE and FINRA, own DTC. Purchases of depositary shares within the

DTC system must be made by or through direct participants who will receive a credit for the depositary shares on DTC’s records.

“Indirect participants” refers to others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, and who also have access to the DTC system.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the principal U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the depositary shares. The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Department of the Treasury (“Treasury”) regulations and judicial or administrative authority, all of which are subject to change, possibly with retroactive effect. State, local and foreign tax consequences are not summarized, nor are tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities or currencies, regulated investment companies, real estate investment trusts, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates, persons liable for the alternative minimum tax, accrual method taxpayers subject to special tax accounting rules as a result of its use of an “applicable financial statement,” traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, and persons that will hold the depositary shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction. Tax consequences may vary depending upon the particular status of an investor. The summary is limited to taxpayers who will hold the depositary shares as “capital assets” and who purchase the depositary shares in the initial offering at the initial offering price. Each potential investor should consult with its own tax advisor as to the U.S. federal, state, local, foreign and any other tax consequences of the purchase, ownership, conversion and disposition of the depositary shares.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) holds the depositary shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the depositary shares should consult their tax advisors regarding the tax considerations of acquiring, holding and disposing of the depositary shares.

Beneficial owners of depositary shares will be treated as owners of the underlying Preferred Stock for U.S. federal income tax purposes.

U.S. Holders

The discussion in this section is addressed to a U.S. holder, which for this purpose means a beneficial owner of depositary shares that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (ii) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Dividends. Distributions with respect to the depositary shares will be taxable as dividend income when paid to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the depositary shares exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such depositary shares, and thereafter as capital gain.

Distributions constituting dividend income received by an individual U.S. holder in respect of the depositary shares will generally represent “qualified dividend income” that is taxable at the preferential rates applicable to long term capital gains, provided that certain holding period requirements are met and certain other conditions are satisfied. In addition, distributions on the depositary shares constituting dividend income paid to holders that are U.S. corporations will generally qualify for the 50% dividends-received deduction, subject to various limitations. A corporate U.S. holder may not be entitled to take the 50% dividends-received deduction in all circumstances. In addition to other applicable rules, prospective U.S. corporate investors should consider the effect of:

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Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate U.S. holder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock, which may include the depositary shares;

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Section 246(c) of the Code, which, in part, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum required holding period (generally, for preferred stock, at least 91 days during the 181-day period beginning on the date which is 90 days before the date on which the preferred stock becomes ex-dividend with respect to such dividend); and

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Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

A corporate U.S. holder will be required to reduce its tax basis (but not below zero) in the depositary shares by the nontaxed portion of any “extraordinary dividend” if the stock was not held for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend generally would be a dividend that:

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in the case of the Preferred Stock, equals or exceeds 5% of the corporate U.S. holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within an 85-day period as one dividend; or

•	exceeds 20% of the corporate U.S. holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within a 365-day period as one dividend.

In determining whether a dividend paid on stock is an extraordinary dividend, a corporate U.S. holder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the corporation, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate U.S. holder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

A U.S. holder should consult its own tax advisers regarding the availability of the reduced dividend tax rate and the dividends-received deduction in the light of its particular circumstances.

Sale, Exchange, or Certain Other Taxable Dispositions of the Depositary Shares. A U.S. holder will generally recognize capital gain or loss on a sale or exchange of the depositary shares equal to the difference between the amount realized upon the sale or exchange and such U.S. holder’s adjusted tax basis in the shares sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the shares sold or exchanged is more than one year. Long-term capital gains of noncorporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses is subject to limitations.

Redemption of the Depositary Shares. The tax treatment accorded to any redemption by us of our depositary shares from a U.S. holder can only be determined on the basis of the particular facts as to each U.S. holder of our depositary shares at the time of redemption.

In general, a U.S. holder of our depositary shares will recognize capital gain or loss measured by the difference between the amount received by the U.S. holder of such depositary shares upon the redemption and such U.S. holder’s adjusted tax basis in the depositary shares redeemed (provided the depositary shares are held as a capital asset) if such redemption (i) results in a “complete termination” of the U.S. holder’s interest in all classes of our shares under Section 302(b)(3) of the Code, (ii) is a “substantially disproportionate” redemption under Section 302(b)(2) of the Code, (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder of the depositary shares under Section 302(b)(1) of the Code, or (iv) is a redemption of stock held by a non-corporate shareholder where such redemption results in a partial liquidation of us under Section 302(b)(4) of the Code. In applying these tests, there must be taken into account not only the depositary shares being redeemed, but also such U.S. holder’s ownership of other classes and series of our capital stock and any options (including stock purchase rights) to acquire any of the foregoing. The U.S. holder of our depositary shares also must take into account any such securities (including options) which are considered to be owned by such U.S. holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our depositary shares will be treated as a distribution on our shares and will be taxable as described under the caption “U.S. Holders — Dividends” above. If a redemption of the depositary shares is treated as a distribution that is taxable as a dividend, you are urged to consult your own tax advisors regarding the allocation of your tax basis in the redeemed and remaining depositary shares.

Information reporting and backup withholding on U.S. holders. Certain U.S. holders may be subject to backup withholding with respect to the payment of dividends on the depositary shares and to certain payments of proceeds on the sale or redemption of the depositary shares unless such U.S. holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the U.S. holder to a refund, provided that the U.S. holder provides the required information to the Internal Revenue Service (the “IRS”) in a timely manner. Moreover, certain penalties may be imposed by the IRS on a U.S. holder who is required to furnish information but does not do so in the proper manner.

Information returns will generally be filed with the IRS in connection with the payment of dividends on the depositary shares to U.S. holders and certain payments of proceeds to U.S. holders on the sale or redemption of the depositary shares, unless the U.S. holder is an exempt recipient, such as a corporation.

Medicare Tax. A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its dividend income and its net gains from the disposition of depositary shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate, or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the depositary shares.

Non-U.S. Holders

The discussion in this section is addressed to non-U.S. holders of the depositary shares. For this purpose, a non-U.S. holder is a beneficial owner of depositary shares other than a U.S. holder or partnership. This summary does not discuss all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as those special classes of holders described in the initial paragraph under “Certain U.S. Federal Income Tax Considerations” above, nonresident alien individuals who have lost their U.S. citizenship or who have ceased to be treated as resident aliens, corporations that are treated as domestic personal holding companies, controlled foreign corporations, or passive foreign investment companies and foreign holders that are owned or controlled by U.S. holders. Persons considering the purchase of depositary shares should consult their own tax advisors regarding the application of U.S. federal income and estate tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign tax jurisdiction or under an applicable tax treaty.

Dividends. Generally, dividends paid to a non-U.S. holder with respect to the depositary shares will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty provided the non-U.S. holder furnishes a properly completed applicable IRS Form W-8 (or suitable successor or substitute form) certifying that such holder is eligible for treaty benefits. However, dividends that are effectively connected with the conduct of a trade or business of the non-U.S. holder within the United States and, where an applicable tax treaty so provides, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual rates or the corporate rate. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, or Certain Other Taxable Dispositions of the Depositary Shares. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange or redemption of the depositary shares so long as:

•

the gain is not effectively connected with a U.S. trade or business of the non-U.S. holder (or if a tax treaty applies, the gain is not attributable to a U.S. permanent establishment maintained by such non-U.S. holder);

•

in the case of a nonresident alien individual, such non-U.S. holder is not present in the United States for 183 or more days in the taxable year of the sale or disposition (and certain other conditions are met); and

•

the depositary shares do not constitute U.S. real property interests in a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the period that the non-U.S. holder held the depositary shares. We do not believe that we currently are a USRPHC or that we will become one in the future.

If such gain is effectively connected with a U.S. trade or business of a non-U.S. holder (or if a tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by such non-U.S. holder), the non-U.S. holder will be subject to U.S. federal income tax on the net gain derived from the disposition at the applicable individual or corporate rates and, in the case of a non-U.S. holder that is a corporation, may be subject to a “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If the non-U.S. holder is a nonresident alien individual, such non-U.S. holder is present in the United States for 183 or more days in the taxable year of the sale or disposition (and certain other conditions are met), the non-U.S. holder will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by U.S.-source capital losses (even though the non-U.S. holder is not considered a resident of the United States) for the taxable year, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Information reporting and backup withholding on non-U.S. holders. Payment of dividends and the tax withheld with respect thereto are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty, or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available by the IRS under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply on payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor the appropriate IRS Form W-8 (or suitable successor or substitute form) certifying as to their non-U.S. status, or such non-U.S. holders otherwise establish an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of the depositary shares is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on the appropriate IRS Form W-8 (or suitable successor or substitute form), or otherwise establishes an exemption. Subject to certain limited exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of the depositary shares if such sale is effected through a foreign office of a broker. Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the holder furnishes the required information to the IRS.

Foreign Account Tax Compliance Act (“FATCA”)

FATCA generally imposes a 30% withholding tax on payments of dividends on depositary shares (i) to certain foreign financial institutions that fail to certify their FATCA status, and (ii) to investment funds and non-financial foreign entities if certain disclosure requirements related to direct and indirect United States stockholders and/or United States accountholders are not satisfied.

In the case of payments made to a “foreign financial institution” (generally including an investment fund), as a beneficial owner or as an intermediary, the tax generally will be imposed, subject to certain exceptions, unless such institution (i) enters into (or is otherwise subject to) and complies with an agreement with the United States government (a “FATCA Agreement”) or (ii) is required by and complies with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”), in either case to, among other things, collect and provide to the United States or other relevant tax authorities certain information regarding United States account holders of such institution. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification that it does not have any “substantial” United States owners (generally, any specified United States person that directly or indirectly owns more than a specified percentage of such entity) or that identifies its “substantial” United States owners. If the depositary shares are held through a foreign financial institution that enters into (or is otherwise subject to) a FATCA Agreement, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold such tax on payments of dividends and proceeds described above made to (x) a person (including an individual) that fails to comply with certain information requests or (y) a foreign financial institution that has not entered into (and is not otherwise subject to) a FATCA Agreement and is not required to comply with FATCA pursuant to applicable foreign law enacted in connection with an IGA. You are urged to consult your own tax advisors regarding FATCA and the application of these requirements to your investment in the depositary shares.

UNDERWRITING (CONFLICTS OF INTEREST)

Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc. are acting as representatives of each of the underwriters named below. Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement, each of the underwriters has severally and not jointly agreed to purchase from us, and we have agreed to sell to that underwriter, the number of depositary shares listed next to its name in the following table:

Underwriters	Numbers of Depositary Shares
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
SunTrust Robinson Humphrey, Inc.

Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the depositary shares offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the depositary shares offered by this prospectus supplement and the accompanying prospectus if any shares are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed for a period from the date of this prospectus supplement through, and including, the date 30 days after the date hereof that we will not, without the prior written consent of the representatives, offer, sell, contract to sell or otherwise dispose of any of our securities that are substantially similar to the Preferred Stock or the depositary shares, including any securities that are convertible into or exchangeable for, or that represent rights to receive, Preferred Stock, depositary shares or substantially similar securities.

The underwriters propose to offer some of the depositary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering of the depositary shares to the public, the representatives may change the public offering price, concession and discount.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering.

Paid by Truist
Per depositary share	$

The expenses of the offering, not including the underwriting discount, are estimated to be approximately $         and are payable by us.

Prior to this offering, there has been no public market for the depositary shares. Neither the Preferred Stock nor the depositary shares will be listed or displayed on any securities exchange or interdealer market quotation system. We do not expect that there will be any separate public trading market for the shares of the Preferred Stock.

To facilitate the offering of the depositary shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the depositary shares. Specifically, the underwriters may sell more depositary shares than they are obligated to purchase under the underwriting agreement, creating a short position.

The underwriters may close out any covered short position by purchasing depositary shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, depositary shares in the open market to stabilize the price of the depositary shares. These activities may raise or maintain the market price of the depositary shares above independent market levels or prevent or retard a decline in the market price of the depositary shares. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased depositary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

In general, purchases of a security for the purpose of stabilizing or reducing a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice, once they are commenced.

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectus supplements by electronic means, such as email.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and certain of their respective affiliates have performed banking, investment banking, custodial and advisory services for us and our affiliates, from time to time, for which they have received customary fees and expenses. The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

In the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, our securities and instruments. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The underwriters expect to deliver the depositary shares to purchasers on or about                 , 2020, which will be the                      business day following the pricing of the depositary shares (such settlement cycle being herein referred to as “T +         ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares prior to the second business day before the delivery of the depositary shares will be required, by virtue of the fact that the depositary shares initially will settle in T +         , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the depositary shares who wish to trade the depositary shares prior to the second business day before the delivery of the depositary shares should consult their own advisor.

Selling Restrictions

Canada

The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area and the United Kingdom

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of depositary shares in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of depositary shares which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to Qualified Investors. Neither Truist Financial Corporation nor the underwriters have authorized, nor do they authorize, the making of any offer of depositary shares other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

PROHIBITION OF SALES TO EEA AND UNITED KINGDOM RETAIL INVESTORS — The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in any Relevant State. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU (the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation;

and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in any Relevant State has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in any Relevant State may be unlawful under the PRIIPs Regulation.

United Kingdom

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the depositary shares offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the depositary shares offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the depositary shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Truist Financial Corporation.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the depositary shares in, from or otherwise involving the United Kingdom.

Hong Kong

The depositary shares have not been and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong (the “SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the depositary shares have been and will be issued or have been and will be in the possession of any person for the purpose of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

This prospectus supplement has not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the depositary shares in Singapore is made primarily pursuant to the exemption under Section 274 of the SFA. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined under Section 4A of the SFA) pursuant to Section 274 of the SFA, or (ii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

Japan

The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and accordingly, have not been and will not be offered or sold, directly or indirectly, in Japan, or to, or for the account or benefit of, any Japanese Person, or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the depositary shares described herein. The depositary shares may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the depositary shares constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor any other offering or marketing material relating to the depositary shares may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, Truist Financial Corporation, or the depositary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of depositary shares will not be supervised by, the Swiss Financial Market Supervisory Authority.

Conflicts of Interest

Our affiliate, SunTrust Robinson Humphrey, Inc., is a member of FINRA and is participating in the distribution of the depositary shares and therefore may be deemed to have a “conflict of interest” with us pursuant to FINRA Rule 5121. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121, regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with FINRA Rule 5121, no FINRA member firm that has a conflict of interest under FINRA Rule 5121 may make sales in this offering to any discretionary account without the prior approval of the customer. Our affiliates, including SunTrust Robinson Humphrey, Inc., may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the depositary shares in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Ellen M. Fitzsimmons, Senior Executive Vice President, Chief Legal Officer, Head of Enterprise Diversity and Human Resources, and Corporate Secretary of Truist Financial Corporation, and A. Michelle Willis, Senior Vice President, Deputy General Counsel, Enterprise and Securities Legal Team, and Assistant Corporate Secretary of Truist Financial Corporation, and Squire Patton Boggs (US) LLP, Cleveland, Ohio. Ms. Fitzsimmons and Ms. Willis will rely upon the opinion of Squire Patton Boggs (US) LLP as to matters of New York law. As of the date of this prospectus supplement, Ms. Fitzsimmons and Ms. Willis each beneficially owns, or has the right to acquire, an aggregate of less than 1% of Truist Financial Corporation’s common stock. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

EXPERTS

Truist. The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SunTrust. The consolidated financial statements of SunTrust at December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, appearing in Exhibit 99.1 of our Current Report on Form 8-K dated March 11, 2019, and incorporated herein by reference, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included in Exhibit 99.1 to our Current Report on Form 8-K dated March 11, 2019, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

BB&T CORPORATION

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT WARRANTS

EQUITY WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

UNITS

We may offer and sell these securities from time to time. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement and pricing supplement, if any, carefully before you invest in securities described in the applicable prospectus supplement and pricing supplement, if any.

This prospectus, together with the relevant pricing supplement, if any, and prospectus supplement describing the terms of the specific securities being offered and sold, may be used by our affiliates, including BB&T Capital Markets, a division of BB&T Securities, LLC, in connection with offers and sales of such securities referred to above. These affiliates may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of such sales. Our affiliates, including BB&T Capital Markets, a division of BB&T Securities, LLC, do not have any obligation to make a market in the above referenced securities, and may discontinue their market-making activities at any time without notice, in their sole discretion.

BB&T Capital Markets, a division of BB&T Securities, LLC, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities referred to above. Accordingly, because BB&T Capital Markets, a division of BB&T Securities, LLC has a conflict of interest pursuant to FINRA Rule 5121 (“Rule 5121”), the participation of such entity in the offerings of such securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121.

These securities are unsecured and are not savings accounts, deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency or instrumentality.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “BBT.” Our principal executive offices are located at 200 West Second Street, Winston-Salem, North Carolina 27101. Our telephone number is (336) 733-2000.

Investing in these securities involves risks. See “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, and in other documents that we subsequently file with the Securities and Exchange Commission which are incorporated by reference into this prospectus. Additional risk factors may also be set forth in any applicable prospectus supplement or pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and a pricing supplement, if any.

The date of this prospectus is September 6, 2019.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	an accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and this prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	this prospectus.

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering and sale of the securities and the distribution of this prospectus, the prospectus supplement and the pricing supplement, if any.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities identified in this prospectus. Each time we offer and sell securities, we will provide a prospectus supplement that will contain information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement, if applicable. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “BB&T,” “we,” “us,” “our” or similar references mean BB&T Corporation.

FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements may relate to our financial condition, results of operations, business plans and future performance that are based on the beliefs and assumptions of our management and the information available to our management at the time that these disclosures were prepared. These forward-looking statements involve risks and uncertainties that are difficult to predict and may be beyond our control. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following:

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risks, uncertainties and other factors relating to the merger of SunTrust Banks, Inc. (“SunTrust”) with and into BB&T, including the ability to obtain regulatory approvals and meet other closing conditions to the merger and delay in closing the merger;

•

general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, slower deposit and/or asset growth, and a deterioration in credit quality and/or a reduced demand for credit, insurance or other services;

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disruptions to the national or global financial markets, including the impact of a downgrade of U.S. government obligations by one of the credit ratings agencies, the economic instability and recessionary conditions in Europe;

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changes in the interest rate environment, including interest rate changes made by the Federal Reserve Board of Governors (the “Federal Reserve Board”), the discontinuation of LIBOR as an interest rate benchmark, as well as cash flow reassessments may reduce net interest margin and/or the volumes and values of loans and deposits as well as the value of other financial assets and liabilities;

•	competitive pressures among depository and other financial institutions may increase significantly;

•	legislative, regulatory or accounting changes may adversely affect the businesses in which BB&T is engaged;

•	local, state or federal taxing authorities may take tax positions that are adverse to BB&T;

•	a reduction may occur in BB&T’s credit ratings;

•	adverse changes may occur in the securities markets;

•	competitors of BB&T may have greater financial resources or develop products that enable them to compete more successfully than BB&T and may be subject to different regulatory standards than BB&T;

•

cyber security risks could adversely affect BB&T’s business and financial performance or reputation, and BB&T could be liable for financial losses incurred by third parties due to breaches of data shared between financial institutions;

•

higher-than-expected costs related to information technology infrastructure or a failure to successfully implement future system enhancements could adversely impact BB&T’s financial condition and results of operations and could result in significant additional costs to BB&T;

•

natural or other disasters, including acts of terrorism, could have an adverse effect on BB&T, materially disrupting BB&T’s operations or the ability or willingness of customers to access BB&T’s products and services;

•	costs related to the integration of the businesses of BB&T and its merger partners may be greater than expected;

•

failure to execute on strategic or operational plans, including the ability to successfully complete and/or integrate mergers and acquisitions or fully achieve expected cost savings or revenue growth associated with mergers and acquisitions within the expected time frames could adversely impact financial condition and results of operations;

•	significant litigation and regulatory proceedings could have a material adverse effect on BB&T;

•

unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries could result in negative publicity, protests, fines, penalties, restrictions on BB&T’s operations or ability to expand its business and other negative consequences, all of which could cause reputational damage and adversely impact BB&T’s financial conditions and results of operations;

•	risks resulting from the extensive use of models;

•	risk management measures may not be fully effective;

•	fraud or misconduct by internal or external parties, which BB&T may not be able prevent, detect or mitigate;

•	deposit attrition, customer loss and/or revenue loss following completed mergers/acquisitions may exceed expectations; and

•

widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties, could adversely impact BB&T’s financial condition and results of operations.

These and other risk factors are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2018 under the section entitled “Risk Factors” and from time to time in other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Actual results may differ materially from those expressed in, or implied by, any forward-looking statements. Except to the extent required by applicable law or regulation, we undertake no obligation to revise or update publicly any forward-looking statements for any reason. You should, however, consult any further disclosures of a forward-looking nature we may make in any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the SEC under the Securities Act to register the securities offered by this prospectus includes exhibits, schedules and additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Our SEC filings are also available through our website (https://bbt.investorroom.com/sec-filings) and the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” into this prospectus information in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus. The following documents filed with the SEC are incorporated by reference:

(1)	our Annual Report on Form 10-K for the year ended December 31, 2018;

(2)	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019;

(3)

our Current Reports on Forms 8-K filed on January 2, 2019, January 29, 2019, February 7, 2019, February 13, 2019, March  6, 2019, March 11, 2019, March  18, 2019, April 18, 2019 (Accession No.  0001193125-19-110985), April  30, 2019, June 3, 2019, June  12, 2019, June 14, 2019, July  22, 2019, July 29, 2019, July 30, 2019, August 1, 2019 and August 27, 2019; and

(4)	the description of our common stock, par value $5.00 per share, contained in our Registration Statement on Form 8-A filed with the SEC on September 4, 1991.

All future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the later of (i) the termination of the offering of the securities are incorporated by reference in this prospectus and (ii) the date that our broker-dealer affiliates cease offering securities in market-making transactions pursuant to this prospectus (other than information in such future filings deemed, under SEC rules or otherwise, not to have been filed with the SEC). However, unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference. Information filed with the SEC after the date of this prospectus will automatically update and supersede information contained in or previously incorporated by reference in this prospectus.

We will provide without charge to each person (including any beneficial owner) to whom a prospectus is delivered, on the written or oral request of any such person, a copy of any or all of these filings (other than the exhibits to such documents, unless that exhibit is specifically incorporated by reference in that filing). Requests should be directed to: BB&T Corporation, 101 North Cherry Street, Floor 3, Winston-Salem, North Carolina 27101, Attention: Investor Relations, Telephone: (336) 733-3065.

BB&T CORPORATION

We are a financial holding company organized under the laws of North Carolina and headquartered in Winston-Salem, North Carolina. We conduct our business operations primarily through our commercial bank subsidiary, Branch Banking and Trust Company (“Branch Bank”), which has offices in North Carolina, Virginia, Florida, Pennsylvania, Georgia, Maryland, South Carolina, Kentucky, Texas, West Virginia, Alabama, New Jersey, Tennessee and Washington, D.C. In addition, our operations consist of several nonbank subsidiaries that offer various financial services products. Our principal assets are all of the issued and outstanding shares of common stock of Branch Bank and investments in our other subsidiaries. As of June 30, 2019, we had consolidated total assets of $230.9 billion, consolidated loans and leases held for investment of $152.6 billion, consolidated deposits of $159.5 billion and consolidated shareholders’ equity of $31.8 billion.

We provide a wide range of banking services to individuals, businesses and municipalities. We offer a variety of loans and lease financing to individuals and entities primarily within our geographic footprint, including insurance premium financing, permanent commercial real estate financing arrangements, loan servicing for third-party investors, direct consumer finance loans to individuals, credit card lending, automobile financing and equipment financing. We also market a wide range of other services, including deposits, life insurance, property and casualty insurance, health insurance and commercial general liability insurance on an agency basis and through a wholesale insurance brokerage operation, merchant services, trust and retirement services, comprehensive wealth advisory services, asset management and capital markets services.

We refer you to the documents incorporated by reference in this prospectus as described in the section “Where You Can Find More Information” for more information about us and our businesses.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes unless otherwise indicated in the prospectus supplement or pricing supplement relating to a specific issue of securities. Our general corporate purposes may include repurchasing shares of our common stock, acquisitions of other companies, and extending credit to, or funding investments in, our subsidiaries and such other purposes indicated in the applicable prospectus supplement and, if necessary, the applicable pricing supplement. The precise amounts and timing of our use of the net proceeds will depend upon our, and our subsidiaries’, funding requirements and the availability of other funds. Pending our use of the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments.

REGULATORY CONSIDERATIONS

As a bank holding company and a financial holding company, BB&T is subject to regulation under the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”), and the examination and reporting requirements of the Federal Reserve Board. For a discussion of the material elements of the regulatory framework applicable to bank and financial holding companies and their subsidiaries and specific information relevant to BB&T, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of account holders. As a result of this regulatory framework, our results may be affected by actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation (the “FDIC”) (which insures the deposits of Branch Bank within certain limits and regulates Branch Bank) and the SEC (which regulates the activities of certain subsidiaries engaged in the securities and/or investment advisory business). In addition, Branch Bank is subject to regulation by state banking authorities.

Depositary institutions, like Branch Bank, are also affected by various federal laws, including those relating to consumer protection. BB&T also has other financial services subsidiaries that are regulated, supervised and examined by the Federal Reserve Board and other state and federal regulatory agencies and self-regulatory organizations. BB&T’s insurance subsidiaries are regulated, supervised and examined by various state insurance authorities.

Changes to federal laws and regulations as well as to the laws and regulations in the states where we and our subsidiaries do business can affect the operating environment of our financial holding company and its subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether legislation will ultimately be enacted, and, if enacted, the ultimate effect that it, or implementing regulations, would have upon our or our subsidiaries’ financial condition or results of operations.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities will constitute either senior debt securities or subordinated debt securities. The senior debt securities will be issued under a senior indenture with U.S. Bank National Association, a national banking association (successor to the corporate trust business of State Street Bank and Trust Company), as senior trustee. The subordinated debt securities will be issued under a subordinated indenture with U.S. Bank National Association, as subordinated trustee. We collectively refer to the senior indenture and the subordinated indenture as the “indentures” and the senior trustee and the subordinated trustee as the “trustee.” In the event of the resignation or removal of the trustee prior to the issuance of a particular series of debt securities, the trustee for such series of debt securities will be identified in the prospectus supplement for such series, and all references to “trustee” shall be deemed to mean the trustee so identified. No trustee shall be responsible for the acts, obligations, liabilities or responsibilities of any other trustee.

The following summaries of certain provisions of the indentures may not be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the indentures and any prospectus supplement or pricing supplement to which they may relate. Wherever particular sections or defined terms of the indentures are referred to, we intend that such sections or definitions shall be incorporated herein by reference. Capitalized terms not otherwise defined in this prospectus or in the applicable prospectus supplement and, if necessary, the applicable pricing supplement, have the meanings given such terms in the indentures. When we offer any debt securities — which we refer to as “Offered Securities” — we will describe in that prospectus supplement or pricing supplement the particular terms of the Offered Securities and the extent, if any, to which such general provisions may apply to the Offered Securities.

Debt Securities Generally

The indentures do not limit the aggregate principal amount of debt securities that may be issued under them and provide that debt securities may be issued from time to time in one or more series. The debt securities will be our direct, unsecured obligations, and will not be savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries, and will not be insured or guaranteed by the FDIC or any other governmental agency. Neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness that we may incur or other securities that we or any of our subsidiaries may issue.

The applicable prospectus supplement or pricing supplement relating to a particular series of Offered Securities will contain the following terms:

•	the title;

•	any limit on the aggregate principal amount;

•	whether the Offered Securities are senior debt securities or subordinated debt securities;

•	the price or prices, expressed as a percentage of the aggregate principal amount of the Offered Securities, at which the Offered Securities will be issued;

•	the date or dates on which the Offered Securities will mature;

•	the rate or rates, which may be fixed or floating, per year at which the Offered Securities will bear interest, if any, or the method of determining the interest rates;

•

the date from which interest, if any, on the Offered Securities will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence and the regular record dates for such interest payment dates, if any;

•

the extent to which any of the Offered Securities will be issuable in the form of one or more temporary or permanent global securities, and if so, the identity of the depositary for the global securities, or the manner in which any interest payable on temporary or permanent global securities will be paid;

•

the dates, if any, on which, and the price or prices at which, we will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or any purchase fund provisions, redeem the Offered Securities, and the other detailed terms and provisions of such sinking and/or purchase funds;

•

the date, if any, after which, and the price or prices at which, we may, pursuant to an optional redemption provision, redeem the Offered Securities or the holder of the Offered Securities may require us to redeem them (with respect to the subordinated debt securities and pursuant to the subordinated indenture, the holder of such subordinated debt securities may only accelerate the maturity of such securities upon our bankruptcy or insolvency), and the other detailed terms and provisions of such optional redemption;

•	the denomination or denominations in which the Offered Securities are authorized to be issued;

•

whether the Offered Securities will be issued as registered debt securities, bearer debt securities, or both and any limitations on the issuance of such bearer debt securities, including exchange rights for registered debt securities of the same series;

•	information with respect to book-entry procedures;

•	each office or agency where, subject to the terms of the applicable indenture, the Offered Securities may be presented for registration of transfer or exchange; and

•	any other terms of the Offered Securities, which will not be inconsistent with the provisions of the applicable indenture.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we do, we will describe special federal income tax and other considerations relating to the original discount securities in the applicable prospectus supplement or pricing supplement.

We may issue debt securities as registered securities, bearer securities or both. Unless we otherwise indicate in the applicable prospectus supplement or pricing supplement, each series of debt securities will be issued as registered securities. Debt securities issued as bearer securities will have interest coupons attached, unless issued as zero coupon securities. Unless we otherwise indicate in the applicable prospectus supplement or pricing supplement, we will issue registered debt securities only in denominations of $1,000 or integral multiples thereof and bearer debt securities only in denominations of $5,000 or integral multiples thereof.

We will not offer, sell or deliver bearer debt securities in connection with their original issuance in the United States or to any United States person other than to offices located outside the United States of certain United States financial institutions. “United States person” means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or any estate or trust the income of which is subject to United States federal income taxation regardless of its source. “United States” means the United States of America, including the States and the District of Columbia, and its possessions. Purchasers of bearer debt securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Those procedures and limitations will be described in the prospectus supplement relating to the offering of the bearer debt securities.

The applicable prospectus supplement will include a description of the requirements for certification of ownership by non-United States persons that will apply prior to the issuance of bearer debt securities or the payment of interest that occurs prior to the issuance of bearer debt securities.

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, registered debt securities of any series, other than a global security, except as set forth below, will be exchangeable into an equal aggregate principal amount of registered securities of the same series, tenor and terms of different authorized denominations and bearer debt securities may be exchanged for registered securities on the terms set forth in the applicable prospectus supplement. Registered debt securities will not be exchangeable for bearer debt securities. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, debt securities may be presented for exchange and registered debt securities (other than a global security) may be presented for registration of transfer at the offices of the appropriate trustee. We also may designate in the applicable prospectus supplement or pricing supplement the corporate trust department of Branch Bank as an office where the transfer of the registered debt securities may be registered.

No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment sufficient to cover any tax or other governmental charge payable in connection therewith.

Payment and Paying Agent

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, payment of principal of and any premium and interest on registered debt securities will be made at the office of the appropriate trustee, except that, at our option, interest may be paid by mailing a check to the address of the person entitled thereto as it appears on the security register (Section 3.02 of the senior indenture; Section 4.02 of the subordinated indenture). Paying agents will be named in the prospectus supplement or pricing supplement and may be terminated at any time. We also may designate in the applicable prospectus supplement or pricing supplement the corporate trust department of Branch Bank, as an office where principal and any premium and interest on registered debt securities may be paid.

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, payment of principal of and any premium and interest on bearer debt securities will be made, subject to applicable laws and regulations, at such paying agencies outside the United States as we may designate from time to time. Any such payment may be made, at the option of the holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, payment of interest on bearer debt securities will be made only against surrender of the coupon relating to the relevant interest payment date. No payment with respect to any bearer debt security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

Credit Quality

The indentures do not restrict us from incurring, assuming or becoming liable for any type of debt nor from creating, assuming, incurring or permitting to exist any mortgage, pledge, encumbrance, lien or charge on our property (except the voting stock of a Principal Constituent Bank (as defined in this prospectus) pursuant to the senior indenture). In addition, neither indenture requires us to maintain any financial ratios or specified levels of net worth or liquidity or contains any other provisions that would provide protection to holders of the debt securities due to a sudden or dramatic decline in the credit quality of the debt securities caused by a change in control, recapitalization or other capital restructuring.

Modification of the Indentures; Waiver of Covenants

Each indenture contains provisions permitting us and the trustee to modify the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby, except that, without the consent of the holder of each debt security affected thereby, no such modification may, among other things:

•	change the stated maturity date of the principal of or any premium or any installment of interest on, any outstanding security;

•	reduce the principal amount of, or any premium or interest on, any outstanding security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

•	change the place of payment of principal of, or any premium or interest on, any outstanding security;

•	impair the right to institute suit for the enforcement of any payment on any outstanding security;

•

reduce the percentage (in principal amount of outstanding securities of any series) the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults and their consequences; or

•	in the case of the subordinated indenture, make any change in the subordination provisions that adversely affects the rights of any holder of subordinated debt securities.

Each indenture also permits us and the trustee to modify such indenture in certain circumstances without the consent of the holders of any series of debt securities. Prior to any acceleration of the debt securities of any series, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may waive any past default or event of default under the applicable indenture, except a default under a covenant that cannot be modified without the consent of each holder of a debt security of the series affected thereby (Section 4.07(b) of the senior indenture; Section 5.07(b) of the subordinated indenture). In addition, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration of the debt securities of any series if:

•

we pay the trustee certain amounts due the trustee plus all matured installments of principal of, and any premium and interest on, the debt securities of such series, other than installments due by acceleration, and interest on the overdue installments to the extent provided in the applicable indenture, and

•

all other defaults with respect to the debt securities of that series under the applicable indenture have been cured or waived (Section 4.01 of the senior indenture; Section 5.01 of the subordinated indenture).

Consolidation, Merger, Sale, Conveyance and Lease

Each indenture provides that we may not consolidate with or merge into another corporation, or convey, transfer or lease substantially all of our properties and assets to any person unless:

•	the successor assumes our obligations on the debt securities and under the applicable indenture;

•

after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the applicable indenture; and

•	certain other conditions are met (Section 9.01 of the senior indenture; Section 10.01 of the subordinated indenture).

In that event, the successor will be substituted for us and, except in the case of a lease, we will be relieved of our obligations under the applicable indenture and the debt securities of each outstanding series (Section 9.02 of the senior indenture; Section 10.02 of the subordinated indenture).

The Trustee

We will have no material relationship with the trustee other than as trustee. Any Principal Constituent Bank may transact business with the trustee in the ordinary course.

Under the Trust Indenture Act of 1939, the indentures are deemed to contain certain limitations on the right of the trustee, as our creditor, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee will be permitted to engage in transactions with us, provided that those transactions do not result in a material relationship between the trustee and us. The occurrence of a default under either indenture with respect to subordinated debt securities or senior debt securities could create a conflicting interest for the trustee under the Trust Indenture Act. If the default has not been cured or waived within 90 days after the trustee has or acquires a conflicting interest, the trustee generally is required by the Trust Indenture Act to eliminate such conflicting interest or resign as trustee with respect to the senior debt securities or the subordinated debt securities. In the event of the trustee’s resignation, we will promptly appoint a successor trustee with respect to the affected securities.

Senior Debt Securities

The senior debt securities will be our direct, unsecured obligations and will rank equally and ratably with all of our outstanding unsecured and unsubordinated indebtedness.

Restriction on Sale or Issuance of Voting Stock of Principal Constituent Banks

Except as described above under “Consolidation, Merger, Sale, Conveyance and Lease,” the senior indenture prohibits (i) our sale or other disposition of shares of, or securities convertible into, or options, warrants or rights to subscribe for, or purchase shares of voting stock of, a Principal Constituent Bank, or (ii) a Principal Constituent Bank’s issuance of its own shares of, or securities convertible into, or options, warrants or rights to subscribe for, or purchase its own shares of voting stock if, in each of (i) and (ii) above, after giving effect to such transaction the Principal Constituent Bank would cease to be a Controlled Subsidiary. In addition, the senior indenture prohibits the merger or consolidation of a Principal Constituent Bank with any other corporation unless we are or a Controlled Subsidiary is the surviving corporation, and the lease, sale or transfer of all or substantially all the properties and assets of a Principal Constituent Bank to any corporation or person, except to us or a Controlled Subsidiary or a person that, upon such lease, sale or transfer, will become our successor company or a Controlled Subsidiary. The senior indenture, however, does not prohibit any such sale, assignment, transfer or disposition of securities, any such merger or consolidation or any such lease, sale or transfer of properties and assets if required by law or as a condition imposed by law to the acquisition by us or any Controlled Subsidiary, directly or indirectly, of any person if, thereafter:

•	such person would be a Controlled Subsidiary;

•	our Consolidated Net Banking Assets would not be decreased; and

•	Branch Bank would still be a Controlled Subsidiary (Section 3.06 of the senior indenture).

“Consolidated Net Banking Assets” means all net assets owned directly or indirectly by each bank subsidiary as such net assets would be reflected on a consolidated balance sheet of BB&T prepared in accordance with generally accepted accounting principles at the time.

“Controlled Subsidiary” means any subsidiary of which more than 80% of the aggregate voting power of the outstanding shares of the voting stock is at the time owned directly or indirectly by us or by one or more of our Controlled Subsidiaries, after giving effect to the issuance to any person other than us or any Controlled Subsidiary of voting stock of the subsidiary issuable on exercise of options, warrants or rights to subscribe for such voting stock or on conversion of securities convertible into such voting stock.

“Principal Constituent Bank” means Branch Bank and, at any time, any other bank subsidiary the total assets of which, as set forth in the most recent statement of condition of such bank subsidiary, equal more than 30% of the total assets of all bank subsidiaries as determined from the most recent statements of condition of the bank subsidiaries.

Limitation on Creation of Liens

The senior indenture provides that we will not create, assume, incur or suffer to exist any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of a Principal Constituent Bank, if, treating the pledge, encumbrance or lien as a transfer to the secured party, the Principal Constituent Bank would not be a Controlled Subsidiary (Section 3.07 of the senior indenture).

Events of Default

The senior indenture defines an event of default with respect to any particular series of senior debt securities as being any one of the following events unless it is either inapplicable to a particular series or specifically deleted or modified for the senior debt securities of such series:

•	default for 30 days in the payment of any interest upon any of the senior debt securities of that series;

•	default in the payment of the principal of, or any premium on, any of the senior debt securities of that series when due;

•	default in the payment of any sinking fund installment or analogous obligation with respect to any of the senior debt securities of that series when due;

•

the occurrence of a default or event of default under any instrument under which there may be issued or borrowed, or by which there may be secured or evidenced, any of our indebtedness (other than the senior debt securities of that series or indebtedness to a subsidiary) or any indebtedness of any subsidiary (other than indebtedness of any subsidiary to us or to another subsidiary), where: (i) not less than $1,000,000 of such indebtedness shall be past due, or become or be declared due as a result of such default or event of default, and (ii) such indebtedness or declaration, as the case may be, is not discharged or rescinded within 15 days after notice by the senior trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series calculated in accordance with the formula set forth in such series in the case of a series of senior debt securities issued as being original issue discount securities;

•

final judgment(s) or order(s) for the payment of money in excess of $1,000,000 is entered against us or one or more Principal Constituent Banks and within 90 days of entry is not discharged or the execution thereof is not stayed pending appeal, or within 90 days after the expiration of the stay the judgment(s) or order(s) is not discharged;

•

failure by us in the observance or performance of any other covenant or agreement in the senior debt securities of such series or the senior indenture (other than covenants or agreements covered under other events of default or that have been specifically included in the senior indenture solely for the benefit of one or more series of senior debt securities other than such series of senior debt securities) for 90 days after notice by the senior trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of the series calculated in accordance with the formula set forth in such series in the case of a series of senior debt securities issued as being original issue discount securities; or

•	certain events of bankruptcy, insolvency or reorganization involving us or a Principal Constituent Bank (Section 4.01).

If an event of default with respect to the senior debt securities of any series shall occur and be continuing, the senior trustee or the holders of not less than 25% in aggregate principal amount (in the case of a series of senior debt securities issued at an original issue discount, calculated in accordance with the formula set forth in such series) of all the outstanding senior debt securities of that series may declare the principal (or in the case of a series of senior debt securities issued at an original issue discount, the amount calculated in accordance with the formula set forth in such series of senior debt securities) of all the securities of that series to be immediately due and payable (Section 4.01). The senior indenture provides that after a default occurs, the senior trustee shall mail to the holders of the senior debt securities of that series notice of all uncured defaults known to it that have not been waived within 90 days. The term “defaults” includes events specified above that, after notice or lapse of time or both, would become an event of default. Except in the case of default in the payment of principal of, or any premium or interest on, any of the senior debt securities of that series or in the making of any sinking fund payment or analogous obligation with respect to the senior debt securities of that series, the senior trustee may withhold such notice if it in good faith determines that withholding such notice is in the interest of the holders of the securities of that series (Section 4.08).

Subject to the provisions of the senior indenture relating to the duties of the senior trustee in case an event of default shall occur and be continuing, the senior trustee is under no obligation to exercise any of the rights or powers vested in it under the senior indenture at the request, order or direction of any of the holders of the senior debt securities, unless such holders offer to the senior trustee reasonable security or indemnity (Section 5.02(d)). Subject to certain limitations contained in the senior indenture, including among other limitations that the senior trustee will not be exposed to personal liability, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of all series affected, voting as one class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee, or exercising any trust or power conferred on the senior trustee (Section 4.07).

No holder of any senior debt security of any series will have any right to institute any proceeding with respect to the senior indenture or for any remedy thereunder, unless:

•	such holder previously shall have given to the senior trustee written notice of a continuing event of default with respect to senior debt securities of that series,

•

the holders of not less than 25% in aggregate principal amount (in the case of a series of senior debt securities issued at an original issue discount, calculated in accordance with the formula set forth in such series) of the outstanding senior debt securities of that series shall have made written request, and offered reasonable indemnity, to the senior trustee to institute such proceeding as trustee, and

•

the senior trustee shall not have received from the holders of a majority in principal amount of the outstanding senior debt securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days (Section 4.04).

The holder of any senior debt security, however, will have an absolute right to receive payment of the principal of and any premium and interest, if any, on such senior debt security on or after the due dates expressed in such senior debt security and to institute suit for the enforcement of any such payment (Section 4.04).

We are obligated to furnish annually to the senior trustee a statement as to our performance of our obligations under the senior indenture and as to any default in such obligations (Section 3.04).

Defeasance

We may terminate certain of our obligations under the senior indenture with respect to the senior debt securities of any series on the terms and subject to the conditions contained in the senior indenture, by:

•	depositing irrevocably with the senior trustee as trust funds in trust:

•

U.S. dollars or U.S. Government Obligations (as defined below) in an amount which, through the payment of interest, principal and premium, if any, in respect thereof in accordance with their terms will provide, without any reinvestment of such interest, principal and premium, if any, not later than one business day before the due date of any payment, money, or

•	a combination of money and U.S. Government Obligations sufficient to pay the principal of, and any premium and interest on, the senior debt securities of such series as such are due; and

•	satisfying certain other conditions precedent specified in the senior indenture.

Such deposit and termination are conditioned, among other things, upon our delivery of an opinion of independent counsel that the holders of the senior debt securities of such series will have no federal income tax consequences as a result of such deposit and termination, accompanied by a ruling to that effect received from or published by the U.S. Internal Revenue Service. Such termination will not relieve us of our obligation to pay when due the principal of, and premium and interest on, the senior debt securities of such series if the senior debt securities of such series are not paid from the money or U.S. Government Obligations held by the senior trustee for payment thereof (Section 13.05).

“U.S. Government Obligations” means securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof.

Subordinated Debt Securities

The subordinated debt securities will be our direct, unsecured obligations and will rank equally and ratably with all our outstanding subordinated indebtedness. The subordinated debt securities will have a minimum weighted maturity of at least five years.

Subordination

Our obligation to make any payment of principal, premium or interest on the subordinated debt securities, to the extent set forth in the subordinated indenture, will be subordinate and junior in right of payment to the prior payment in full of all existing and future senior indebtedness, as that term is defined in the subordinated indenture. Upon any distribution of our assets after any dissolution, winding up, liquidation or reorganization, the holders of senior indebtedness are entitled to receive payment in full of principal and any premium and interest before the holders of the subordinated debt securities are entitled to receive any payment on account of the principal of and any premium or interest on the subordinated debt securities. In a reorganization or readjustment, however, holders of the subordinated debt securities may receive our securities or securities of any other corporation that are subordinated to both senior indebtedness and any securities received in the reorganization or readjustment by holders of senior indebtedness, except to the extent that any securities so received are by their terms expressly not superior in right of payment to the subordinated debt securities (Section 3.03). Our dissolution, winding up, liquidation or reorganization following a conveyance, transfer or lease of substantially all of our properties and assets in compliance with the terms described above under “Consolidation, Merger, Sale, Conveyance and Lease” will not be deemed to be a dissolution, winding up, liquidation or reorganization for this purpose (Section 3.03(d)). In addition, we may not pay principal of, or any premium or interest on, the subordinated debt securities and may not acquire any subordinated debt securities for cash or property other than our capital stock if a default on senior indebtedness occurs and is continuing that permits holders of such senior indebtedness to accelerate its maturity and such default is the subject of judicial proceedings or we receive written notice of such default from a representative of all holders of the senior indebtedness. If we receive any such notice, a similar notice received within 360 days thereafter relating to the same default on the same issue of senior indebtedness shall not be effective for such purpose. We may resume payments on the subordinated debt securities and may acquire them when that default is cured or waived or shall have ceased to exist, or the senior indebtedness to which such default relates shall have been paid in full in cash or cash equivalents or if that default is not the subject of judicial proceedings, 120 days pass after we receive such written notice (Section 3.02(b)).

By reason of this subordination, in the event of our insolvency, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than other of our creditors. However, this subordination will not prevent the occurrence of any event of default (Section 3.12).

The subordinated indenture does not restrict the incurrence of additional senior indebtedness.

“Senior indebtedness” means the principal of, and premium, if any, on:

•	all of our obligations for money borrowed, whenever created, except:

•	such indebtedness as is by its terms expressly stated to be junior in right of payment to the subordinated debt securities, and

•	such indebtedness as is by its terms expressly stated to rank equal or “pari passu” in right of payment with the subordinated debt securities; and

•	any deferrals, renewals or extensions of any such senior indebtedness.

Limited Rights of Acceleration

Unless otherwise specified in the prospectus supplement or pricing supplement relating to any series of subordinated debt securities, payment of principal of the subordinated debt securities may be accelerated only in the case of an “Acceleration Event” which is defined in the indenture as any of the bankruptcy, insolvency or reorganization events with respect to us that constitute an event of default. There is no right of acceleration in the case of a default in the payment of principal of, or any premium or interest on, the subordinated debt securities or our performance of any other covenant in the subordinated indenture.

Conversion or Exchange

If and to the extent mentioned in the relevant prospectus supplement, any subordinated debt securities series may be convertible or exchangeable into other debt securities or common stock, preferred stock or depositary shares. The specific terms on which any subordinated debt securities series may be so converted or exchanged will be described in the relevant prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the holder’s option or at our option, in which case the amount or number of securities the subordinated debt securities holders would receive would be calculated at the time and in the manner described in the relevant prospectus supplement.

Events of Default

The subordinated indenture defines an event of default with respect to any particular series of subordinated debt securities as being any one of the following events unless it is either inapplicable to a particular series or specifically deleted or modified for the subordinated debt securities of that series:

•	default for 30 days in the payment of any interest on any of the subordinated debt securities of that series;

•	default in the payment of the principal of, or any premium on, any of the subordinated debt securities of that series when due; or

•	certain events of bankruptcy, insolvency or reorganization involving us or a Principal Constituent Bank (Section 5.01).

Rights of acceleration in case an event of default occurs are limited. See “Limited Rights of Acceleration.”

In case an Acceleration Event shall have occurred and be continuing, the subordinated trustee or the holders of not less than 25% in aggregate principal amount (in the case of a series of subordinated debt securities issued at an original issue discount, calculated in accordance with the formula set forth in such series) of the outstanding subordinated debt securities of that series may declare the principal (or, in the case of a series of subordinated debt securities issued at an original issue discount, the amount calculated in accordance with the formulas set forth in such series of subordinated debt securities) of all the securities of such series to be immediately due and payable (Section 5.01). The subordinated indenture provides that within 90 days after the occurrence of a default with respect to subordinated debt securities of any series under the subordinated indenture, the subordinated trustee shall mail to the holders of the subordinated debt securities of that series notice of all uncured defaults known to it that have not been waived. The term “defaults” includes events specified above which, after notice or lapse of time or both, would become an event of default. Except in the case of default in the payment of principal of, or any premium or interest on, any of the subordinated debt securities of that series or in the making of any sinking fund payment or analogous obligation with respect to the subordinated debt securities of that series; however, the subordinated trustee may withhold such notice if it in good faith determines that withholding such notice is in the interest of the holders of the subordinated debt securities of that series (Section 5.08).

Subject to the provisions of the subordinated indenture relating to the duties of the subordinated trustee in case an event of default shall occur and be continuing, the subordinated trustee is under no obligation to exercise any of the rights or powers vested in it under the subordinated indenture at the request, order or direction of any of the holders of the subordinated debt securities, unless such holder(s) offer(s) to the subordinated trustee reasonable security or indemnity (Section 6.02(d)). Subject to certain limitations contained in the subordinated indenture, including among other limitations, that the subordinated trustee will not be exposed to personal liability, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all series affected, voting as one class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated trustee, or exercising any right or power conferred on the subordinated trustee (Section 5.07).

No holder of any subordinated debt security of any series will have any right to institute any proceeding with respect to the subordinated indenture or for any remedy thereunder unless:

•	such holder previously shall have given to the subordinated trustee written notice of a continuing event of default with respect to subordinated debt securities of that series, and

•

the holders of not less than 25% in aggregate principal amount (in the case of a series of subordinated debt securities issued at an original issue discount, calculated in accordance with the formula set forth in such series) of the outstanding subordinated debt securities of that series shall have made written request, and offered reasonable indemnity, to the subordinated trustee to institute such proceeding as trustee, and

•

the subordinated trustee shall not have received from the holders of a majority in principal amount of the outstanding subordinated debt securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days (Section 5.04).

The holder of any subordinated debt security will have an absolute right, however, to receive payment of the principal of, and any premium and interest on, such subordinated debt security on or after the due dates expressed in such subordinated debt security and to institute suit for the enforcement of any such payment (Section 5.04).

We are obligated to furnish to the subordinated trustee annually a statement as to our performance of our obligations under the subordinated indenture and as to any default in such obligations (Section 4.04).

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the terms of our capital stock but does not purport to be complete, and it is qualified in its entirety by reference to the applicable provisions of federal law governing bank holding companies, North Carolina law and our articles of incorporation and bylaws. Our articles of incorporation and bylaws are incorporated by reference as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2018. See “Where You Can Find More Information” in this prospectus.

Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $5.00 per share, and 5,000,000 shares of preferred stock, par value $5.00 per share. As of July 31, 2019, there were 766,163,993 shares of our common stock issued and outstanding and 193,600 shares of our preferred stock issued and outstanding, of which 23,000 represent shares of our Series D Preferred Stock issued on May 1, 2012, 46,000 represent shares of our Series E Preferred Stock issued on July 31, 2012, 18,000 represent shares of our Series F Preferred Stock issued on October 31, 2012, 20,000 represent shares of our Series G Preferred Stock issued on May 1, 2013, 18,600 represent shares of our Series H Preferred Stock issued in March 2016 and 68,000 represent shares of our Series N Preferred Stock issued on July 29, 2019. All outstanding shares of our capital stock are fully paid and non-assessable.

Common Stock

Each share of our common stock is entitled to one vote on all matters submitted to a vote at any meeting of shareholders. Holders of our common stock are entitled to receive dividends when, as, and if, declared by our board of directors out of funds legally available for the payment of dividends and, upon liquidation, to receive pro rata all assets, if any, of BB&T Corporation available for distribution after the payment of necessary expenses and all prior claims. Holders of our common stock do not have cumulative voting, preemptive, redemption or conversion rights. The rights and privileges of holders of our common stock are subject to any preferences that our board of directors may set for any series of our preferred stock that we may issue in the future.

The transfer agent and registrar for our common stock is Computershare, Inc. Our common stock is listed on the NYSE under the symbol “BBT.”

Anti-Takeover Provisions

Provisions of the North Carolina Business Corporation Act (the “NCBCA”) and our articles of incorporation and bylaws described below may be deemed to have an anti-takeover effect and, together with the ability of our board of directors to issue shares of our preferred stock and to set the voting rights, preferences and other terms of our preferred stock, may delay or prevent takeover attempts not first approved by our board of directors. These provisions also could delay or deter the removal of incumbent directors or the assumption of control by shareholders. We believe that these provisions are appropriate to protect our interests and our shareholders.

Control Share Acquisition Act. The NCBCA’s Control Share Acquisition Act (the “Control Share Acquisition Act”) may make an unsolicited attempt to gain control of BB&T Corporation more difficult by restricting the right of specified shareholders to vote newly acquired large blocks of stock. The Control Share Acquisition Act is triggered upon the acquisition by a person of shares of voting stock of a covered corporation that, when added to all other shares beneficially owned by the person, would result in that person holding one-fifth, one-third or a majority of the voting power in the election of directors. Under the Control Share Acquisition Act, the shares acquired that result in the crossing of any of these thresholds have no voting rights until they are conferred by the affirmative vote of the holders of a majority of all outstanding voting shares, excluding those shares held by any person involved or proposing to be involved in the acquisition of shares in excess of the thresholds, any officer of the corporation and any employee of the corporation who is also a director of the corporation. If voting rights are conferred on the acquired shares, all shareholders of the corporation have the right to require that their shares be redeemed at the highest price paid per share by the acquiror for any of the acquired shares.

North Carolina Shareholder Protection Act. The North Carolina Shareholder Protection Act (the “Shareholder Protection Act”) generally provides that, unless the transaction satisfies certain minimum fair price (as compared to market price, earnings per share and the price paid for shares by the acquiror) and procedural requirements, the affirmative vote of the holders of 95% of the voting shares of a corporation is necessary to adopt or authorize a business combination with any other entity, if that entity is the beneficial owner, directly or indirectly, of more than 20% of the voting shares of the corporation. The Shareholder Protection Act applies to all North Carolina corporations that have not expressly opted out of its provisions in their articles of incorporation or bylaws. We have explicitly opted out of the provisions of the Shareholder Protection Act in our bylaws.

Provisions Regarding Our Board of Directors. Our bylaws provide for a board of directors having not less than three nor more than 25 members as determined from time to time by vote of a majority of the members of our board of directors or by resolution by our shareholders. Each director is elected to serve for a term of one year, with each director’s term to expire at the annual meeting next following the director’s election as a director when a successor may be elected and qualified, unless the director dies, resigns, retires or is disqualified or removed before that meeting. Under our bylaws, our directors may be removed only for cause and only by the vote of a majority of the outstanding shares entitled to vote in the election of directors.

Meeting of Shareholders; Shareholders’ Nominations and Proposals. Under our bylaws, meetings of the shareholders may be called only by our chairman of the board of directors, chief executive officer, president, chief operating officer, secretary or our board of directors. Our shareholders may not request that a special meeting of shareholders be called. This provision could delay shareholder actions that are favored by the holders of a majority of our outstanding voting securities until the next annual shareholders’ meeting.

The procedures governing the submission of nominations for directors and other proposals by shareholders may also have a deterrent effect on shareholder actions designed to result in our change of control. Our bylaws require advance notice to our secretary regarding shareholder proposals and the nomination, other than by or at the direction of our board of directors or one of its committees, of candidates for election as directors, not later than (1) in the case of an annual meeting, at least 120 days but no more than 150 days in advance of the first anniversary of the notice date of our proxy statement for the preceding year’s annual meeting; (2) in the case of a special meeting, at least 120 days but no more than 150 days in advance of the meeting date of the special meeting; provided, however, if the first public announcement of the date of the special meeting is less than 150 days prior to the date of the special meeting, notice by the shareholder shall not be later than the tenth day following the first public notice of the date for such special meeting; provided, further, if the special meeting is called for purposes not including the election of directors, notice by a shareholder may relate solely to items of business and not to nomination of any candidates for election as a director. Notwithstanding the notice period specified above, in the event that the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date of the preceding year’s annual meeting, notice by a shareholder must be delivered no earlier than the 150th day prior to such annual meeting and no later than the later of the 120th day prior to such annual meeting; provided, however, if the first public announcement date of such annual meeting is less than 150 days prior to the date of such annual meeting, notice by the shareholder shall not be later than the tenth day following the public notice date for such annual meeting. With respect to a shareholder intending to make a proposal for consideration at a meeting, the foregoing notice to the secretary must contain, among other information: a description of the proposal; the name, address and shareholdings of the shareholder submitting the proposal; any material interest of the shareholder in the proposal; and a representation that the shareholder is a holder of record of shares entitled to vote at the meeting and intents to appear in person or by proxy at such meeting to present the proposal. With respect to a shareholder intending to nominate a candidate for election as a director, the foregoing notice to the secretary must contain, among other information: the aforementioned information required for a shareholder proposal; certain biographical information about the nominee; information about the nominee’s securities ownership in BB&T Corporation; and a signed statement by the nominee consenting to serve as a director if so elected. Failure of any shareholder to provide the notice, information or acknowledgements required by the foregoing provisions in a timely and proper manner shall authorize BB&T Corporation or the presiding officer at the meeting of shareholders before which such business is proposed to be introduced, or at which such nominee is proposed to be considered for election as a director, to rule such proposal or nomination out of order and not proper to be introduced or considered.

Restrictions on Ownership. The Bank Holding Company Act requires any bank holding company (as defined in that Act) to obtain the approval of the Federal Reserve Board prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act. Any holder of 25% or more of our outstanding common stock, other than an individual is subject to regulation as a bank holding company, under the Bank Holding Company Act.

Preferred Stock

Under our articles of incorporation, we may issue shares of our preferred stock from time to time in one or more series. Our board of directors is authorized, without action of shareholders, to divide the preferred stock into series, to provide for the issuance thereof, and to fix and determine the relative rights, voting powers, preferences, limitations, and designations of the shares of any series so established, including, without limitation, to determine: (1) the number of shares to constitute such series and the distinctive designation thereof; (2) the dividend rate, conditions and time of accrual and payment thereof, and the dividend preferences, if any, between the classes of stock and between the series of preferred stock; (3) whether dividends shall be cumulative and, if so, the date from which dividends on each such series shall accumulate; (4) whether, and to what extent, the holders of one or more series of preferred stock shall enjoy voting rights, if any, in addition to those prescribed by law; (5) whether, and upon what terms, preferred stock will be convertible into or exchangeable for shares of any class or any other series of the same class; and (6) whether, and upon what terms, the preferred stock, will be redeemable, and the preference, if any, to which the preferred stock will be entitled in the event of voluntary liquidation, dissolution or winding up of BB&T Corporation. This power is limited by applicable laws or regulations and may be delegated to a committee of the board of directors. Under some circumstances, the issuance of shares of our preferred stock, or merely the existing authorization of our board of directors to issue shares of our preferred stock, may tend to discourage or impede a merger or other change in control of BB&T Corporation. The preferred stock is not secured, is not guaranteed by us or any of our affiliates and is not subject to any other arrangement that legally or economically enhances the ranking of the preferred stock.

As of July 31, 2019, we have authorized the issuance of: (1) 23,000,000 depositary shares representing, in the aggregate, 23,000 shares of Series D Preferred Stock, with a liquidation preference of $25,000 per share, all of which are issued and outstanding; (2) 46,000,000 depositary shares representing, in the aggregate, 46,000 shares of Series E Preferred Stock, with a liquidation preference of $25,000 per share, all of which are issued and outstanding, (3) 18,000,000 depositary shares representing, in the aggregate, 18,000 shares of Series F Preferred Stock, with a liquidation preference of $25,000 per share, all of which are issued and outstanding, (4) 20,000,000 depositary shares representing, in the aggregate, 20,000 shares of Series G Preferred Stock, with a liquidation preference of $25,000 per share, all of which are issued and outstanding, (5) 19,550,000 depositary shares representing, in the aggregate, 19,550 shares of Series H Preferred Stock, with a liquidation preference of $25,000 per share, 18,600 shares of which are issued and outstanding, and (6) 1,700,000 depositary shares representing, in the aggregate, 68,000 shares of Series N Preferred Stock, with a liquidation preference of $25,000 per share, all of which are issued and outstanding.

Series D Preferred Stock

On August 1, 2019, we submitted a Notice of Redemption to redeem all outstanding shares of our 5.850% Series D Non-Cumulative Perpetual Preferred Stock and the corresponding depositary shares representing fractional interests in the Series D Preferred Stock. The Series D Preferred Stock was subsequently redeemed on September 1, 2019.

Shares of the Series D Preferred Stock rank senior to our common stock, equally with shares of our Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series N Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series D Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series D Preferred Stock do not have preemptive or subscription rights.

The Series D Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series D Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series D Preferred Stock.

Dividends. Holders of Series D Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the 1st day of March, June, September and December of each year, at a rate per annum equal to 5.85%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series D Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series D Preferred Stock is not subject to any mandatory redemption provisions. On May 1, 2017, or any dividend payment date thereafter, the Series D Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series D Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series D Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series D Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series D Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series D Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series D Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four consecutive dividend periods.

So long as any shares of Series D Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2/3% of the shares of Series D Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series D Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2/3% of the shares of Series D Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series D Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series D Preferred Stock, taken as a whole.

Series E Preferred Stock

On August 1, 2019, we submitted a Notice of Redemption to redeem all outstanding shares of our 5.625% Series E Non-Cumulative Perpetual Preferred Stock and the corresponding depositary shares representing fractional interests in the Series E Preferred Stock. The Series E Preferred Stock was subsequently redeemed on September 1, 2019.

Shares of the Series E Preferred Stock rank senior to our common stock, equally with shares of our Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series N Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series E Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series E Preferred Stock do not have preemptive or subscription rights.

The Series E Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series E Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series E Preferred Stock.

Dividends. Holders of Series E Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the 1st day of March, June, September and December of each year, at a rate per annum equal to 5.625%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series E Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series E Preferred Stock is not subject to any mandatory redemption provisions. On August 1, 2017, or any dividend payment date thereafter, the Series E Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series E Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series E Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series E Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series E Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series E Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series E Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series E Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2/3% of the shares of Series E Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series E Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2/3% of the shares of Series E Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series E Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series E Preferred Stock, taken as a whole.

Series F Preferred Stock

Shares of the Series F Preferred Stock rank senior to our common stock, equally with shares of our Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series N Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series F Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series F Preferred Stock do not have preemptive or subscription rights.

The Series F Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series F Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series F Preferred Stock.

Dividends. Holders of Series F Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the 1st day of March, June, September and December of each year, commencing on February 1, 2013, at a rate per annum equal to 5.200%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series F Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series F Preferred Stock is not subject to any mandatory redemption provisions. On November 1, 2017, or any dividend payment date thereafter, the Series F Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series F Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series F Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series F Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series F Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series F Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series F Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series F Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2/3% of the shares of Series F Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series F Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2/3% of the shares of Series F Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series F Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series F Preferred Stock, taken as a whole.

Series G Preferred Stock

Shares of the Series G Preferred Stock rank senior to our common stock, equally with shares of our Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series H Preferred Stock and Series N Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series G Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series G Preferred Stock do not have preemptive or subscription rights.

The Series G Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series G Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series G Preferred Stock.

Dividends. Holders of Series G Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the 1st day of March, June, September and December of each year, commencing on June 1, 2013, at a rate per annum equal to 5.200%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series G Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series G Preferred Stock is not subject to any mandatory redemption provisions. On or after June 1, 2018, the Series G Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series G Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series G Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series G Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series G Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series G Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series G Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series G Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2/3% of the shares of Series G Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series G Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2/3% of the shares of Series G Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series G Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series G Preferred Stock, taken as a whole.

Series H Preferred Stock

Shares of the Series H Preferred Stock rank senior to our common stock, equally with shares of our Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series N Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series H Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series H Preferred Stock do not have preemptive or subscription rights.

The Series H Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series H Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series H Preferred Stock.

Dividends. Holders of Series H Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the 1st day of March, June, September and December of each year, commencing on June 1, 2016, at a rate per annum equal to 5.625%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series H Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series H Preferred Stock is not subject to any mandatory redemption provisions. On or after June 1, 2021, the Series H Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series H Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series H Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series H Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series H Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series H Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series H Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series H Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2/3% of the shares of Series H Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series H Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2/3% of the shares of Series H Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series H Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series H Preferred Stock, taken as a whole.

Series N Preferred Stock

Shares of the Series N Preferred Stock rank senior to our common stock, equally with shares of our Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series N Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series N Preferred Stock do not have preemptive or subscription rights.

The Series N Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series N Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series N Preferred Stock.

Dividends. Holders of Series N Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable semi-annually in arrears on the 1st day of March and September of each year, commencing on March 1, 2020, as follows: (i) from the date of original issue to, but excluding September 1, 2024, at a fixed rate per annum of 4.800% and (ii) from, and including, September 1, 2024, during each reset period at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date plus 3.003%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series N Preferred Stock at any time, we will be subject to certain restrictions.

A “reset date” means September 1, 2024 and each date falling on the fifth anniversary of the preceding reset date. A “reset period” means the period from and including the first reset date to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

Redemption. The Series N Preferred Stock is not subject to any mandatory redemption provisions. On September 1, 2024 or any dividend payment date thereafter, the Series N Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series N Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series N Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series N Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series N Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series N Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series N Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series N Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2/3% of the shares of Series N Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series N Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2/3% of the shares of Series N Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series N Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series N Preferred Stock, taken as a whole.

DESCRIPTION OF DEPOSITARY SHARES

The description set forth below and in any prospectus supplement of certain provisions of the deposit agreement and of the depositary shares and depositary receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each series of preferred stock which have been or will be filed with the SEC in connection with the offering of such series of preferred stock.

General

At our option, we may elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of a particular series of preferred stock, which will be set forth in the applicable prospectus supplement or pricing supplement relating to a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. The applicable prospectus supplement or pricing supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fractional interests in shares of preferred stock underlying such depositary shares, to all the rights and preferences of the preferred stock underlying such depositary shares including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of the related series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date. The depositary shall distribute only the amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the preferred stock shall be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of the preferred stock held by the depositary. The depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed at their respective addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares relating to shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon such redemption and any money, securities or other property to which the holders of the depositary shares were entitled upon such redemption after surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary may deem necessary to enable the depositary to do so.

Amendment and Termination of Depositary Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. A deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares relating thereto have been redeemed or there has been a final distribution in respect of the preferred stock of the relevant series in connection with any liquidation, dissolution or winding up and such distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

Neither the depositary nor BB&T will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of BB&T and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and BB&T may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and beneficial interests in:

•	debt securities,

•	debt obligations of third parties, including U.S. treasury securities, or

•	trust preferred securities issued by trusts, all of whose common securities are owned by us or by one of our subsidiaries,

securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement or pricing supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

We may issue warrants including warrants to purchase debt securities, warrants to purchase common stock or preferred stock, and warrants to purchase equity securities issued by an unaffiliated corporation or other entity and held by us. We may issue warrants independently of or together with any other securities, and the warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that we may offer. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement and, if necessary, the applicable pricing supplement.

Debt Warrants

The applicable prospectus supplement or pricing supplement will describe the terms of any debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the designation and terms of the securities with which the debt warrants are issued and the number of debt warrants issued with each of these securities;

•	if applicable, the date after which the debt warrants and any securities issued with the warrants will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the purchase price;

•	the dates on which the right to exercise the debt warrants begins and expires;

•	if applicable, the minimum or maximum amount of debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to any book-entry procedures;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	any antidilution provisions of the debt warrants;

•	any redemption or call provisions applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Stock and Other Warrants

The applicable prospectus supplement or pricing supplement will describe the terms of any stock warrants or other warrants to purchase equity securities issued by an unaffiliated corporation or other entity and held by us, including the following:

•	the title of the stock warrants or other warrants;

•	the offering price of the stock warrants or other warrants, if any;

•	the aggregate number of stock warrants or other warrants;

•

the designation and terms of the common stock, preferred stock or equity securities issued by an unaffiliated corporation or other entity and held by us that is purchasable upon exercise of the stock warrants or other warrants;

•

if applicable, the designation and terms of the securities with which the stock warrants or other warrants are issued and the number of such stock warrants or other warrants issued with each such security;

•	if applicable, the date after which the stock warrants or other warrants and any securities issued with the warrants will be separately transferable;

•

the number of shares of common stock, preferred stock or equity securities issued by an unaffiliated corporation or other entity and held by us purchasable upon exercise of a stock warrant or other warrant and the purchase price;

•	the dates on which the right to exercise the stock warrants or other warrants begin and expire;

•	if applicable, the minimum or maximum amount of stock warrants or other warrants which may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if, any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	any antidilution provisions of the stock warrants or other warrants;

•	any redemption or call provisions applicable to the stock warrants or other warrants; and

•	any additional terms of the stock warrants or other warrants, including terms, procedures and limitations relating to the exchange and exercise of the stock warrants or other warrants.

GLOBAL SECURITIES

Book-Entry Issuance and DTC

We may issue series of any securities as global securities and deposit them with a depositary with respect to that series for settlement and clearance through a book-entry settlement system, as indicated in the applicable prospectus supplement. The following is a summary of the depositary arrangements applicable to securities issued in permanent global form and for which The Depository Trust Company (“DTC”) will act as depositary (the “global securities”).

Unless otherwise specified in the applicable prospectus supplement, each global security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global securities will not be exchangeable for certificated securities.

Only institutions that have accounts with DTC or its nominee (“DTC participants”) or persons that may hold interests through DTC participants may own beneficial interests in a global security. DTC will maintain records evidencing ownership of beneficial interests by DTC participants in the global securities and transfers of those ownership interests. DTC participants will maintain records evidencing ownership of beneficial interests in the global securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC has no knowledge of the actual beneficial owners of the securities. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings, from the DTC participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in certificated form. Those laws may impair your ability to transfer beneficial interests in a global security.

DTC has advised us that upon the issuance of a global security and the deposit of that global security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or number of shares represented by that global security to the accounts of DTC participants.

We will make payments on securities represented by a global security to DTC or its nominee, as the case may be, as the registered owner and holder of the global security representing those securities. DTC has advised us that upon receipt of any payment on a global security, DTC will immediately credit accounts of DTC participants with payments in amounts proportionate to their respective beneficial interests in that security, as shown in the records of DTC. Standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in a global security held through those DTC participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

None of BB&T, the trustee or any of our respective agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to, or payments made on account of, beneficial interests in a global security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any DTC participant relating to those beneficial interests.

Securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a successor depositary within 90 days after receiving that notice;

•

at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•	we in our sole discretion determine that the global security will be exchangeable for definitive securities in registered form and notify the trustee of our decision; or

•	an event of default with respect to the securities represented by that global security has occurred and is continuing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations of such securities in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as instructed by DTC. The registrar for the securities will register the certificated securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global security.

Except as provided above, as an owner of a beneficial interest in a global security, you will not be entitled to receive physical delivery of securities in certificated form and will not be considered a holder of securities for any purpose under either of the indentures. Unless otherwise specified in the applicable prospectus supplement, no global security will be exchangeable except for another global security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder under the global security or the applicable indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take under the securities or the indentures, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through those DTC participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

Clearstream and Euroclear

If specified in the applicable prospectus supplement, investors may elect to hold interests in the global securities deposited with DTC outside the United States through Clearstream Banking, S.A. (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System SA/NV (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier.

Clearstream participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Unless otherwise specified in a prospectus supplement with respect to a particular series of global securities, initial settlement for global securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

If the prospectus supplement specifies that interests in the global securities may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global securities settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among DTC participants, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

Alternative Book-Entry Procedures and Settlement

If specified in the applicable prospectus supplement, book-entry securities denominated in currencies other than U.S. dollars may be held, in whole or in part, directly through participants in the systems of Clearstream or Euroclear, or indirectly through organizations that are participants in such systems. Such securities will be issued in the form of one or more global certificates, which will be registered in the name of a nominee for, and shall be deposited with, a common depositary for Clearstream and/or Euroclear.

PLAN OF DISTRIBUTION

We may sell securities to or through underwriters, including broker dealer affiliates of BB&T, to be designated at various times, and also may sell securities to dealers or directly to other purchasers or through agents. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The debt securities, preferred stock, depositary shares and warrants will be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these securities will make a market in these securities. If a market in these securities is made by those underwriters, this market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for these securities.

This prospectus, the related prospectus supplement and, if necessary, the related pricing supplement, may be used by our broker dealer affiliates for offers and sales related to market-making transactions in the securities. Such broker dealer affiliates may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

In facilitating the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them may be considered underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the prospectus supplement and, if necessary, the pricing supplement relating to those securities.

Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the pricing supplement, the obligation of any underwriters to purchase the securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities, if any are purchased. Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the pricing supplement, any such agent involved in the offer and sale of the securities in respect of which this prospectus is being delivered will be acting on a best efforts basis for the period of its appointment.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

Under agreements which we may enter into, underwriters, agents and their controlling persons who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.

If so noted in the prospectus supplement and, if necessary, the pricing supplement, relating to any securities, we will authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase any securities from BB&T under contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made subject to our approval include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility as to the validity or performance of such contracts.

The participation of BB&T broker dealer affiliates, including BB&T Capital Markets, a division of BB&T Securities, LLC, in the offer and sale of the securities must comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of securities of affiliates and related conflicts of interest. No FINRA member participating in offers and sales will execute a transaction in the securities in a discretionary account without the prior specific written approval of such member’s customer.

If we offer and sell securities directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such securities, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be mentioned in the relevant prospectus supplement. These purchasers may then reoffer and resell such securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the relevant prospectus supplement. Purchasers of securities directly from us may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, us, the senior trustee and the subordinated trustee, in the ordinary course of business.

VALIDITY OF SECURITIES

The validity of the securities will be passed upon for us by Robert J. Johnson, Jr., Senior Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T, Squire Patton Boggs (US) LLP, or by other counsel named in the applicable prospectus supplement or pricing supplement, if any, and for any underwriters or agents, by counsel selected by such underwriters or agents. As of the date of this prospectus, Mr. Johnson beneficially owns, or has the right to acquire, an aggregate of less than 1% of BB&T’s common stock.

EXPERTS

BB&T. The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting and Evaluation of Disclosure Controls and Procedures) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SunTrust. The consolidated financial statements of SunTrust at December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, appearing in BB&T Corporation’s Current Report on Form 8-K dated March 11, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included in BB&T Corporation’s Current Report on Form 8-K dated March 11, 2019, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

TRUIST FINANCIAL CORPORATION

            DEPOSITARY SHARES,

EACH REPRESENTING A 1/25TH INTEREST IN A SHARE OF

    % SERIES P FIXED RATE RESET NON-CUMULATIVE PERPETUAL PREFERRED STOCK

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley

RBC Capital Markets

SunTrust Robinson Humphrey

May     , 2020